                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 23 TO

                       REGISTRATION STATEMENT NO. 2-95577

                        IDS FLEXIBLE SAVINGS CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             IDS CERTIFICATE COMPANY
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
-------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
-------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
-------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

            IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-3131
-------------------------------------------------------------------------------
       (Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

       Bruce A. Kohn, IDS Tower 10, Minneapolis, MN 55440-0010 (612) 671-2221
-------------------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Note

The first prospectus contained in Part I of the Registration Statement will be used, with minor variations, in connection with the following Registration
Statements:  33-22503, No. 2-68296, No. 2-76193, No. 333-46683 and No. 333-9611.
In each case, the first several pages of the prospectuses vary to describe the unique attributes of each certificate. The balance of the prospectus is almost identical for all certificates.

IDS Flexible Savings Certificate
Prospectus
April 28, 1999

Earn competitive rates guaranteed by IDS Certificate Company for the term you choose.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Flexible Savings Certificates. You can:

o        Purchase this certificate in any amount from $1,000 through $1 million.

o        Select a term of six, 12, 18, 24, 30 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                      Distributor:
IDS Certificate Company            American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN 55440-0010          An American Express company
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

Initial Interest Rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect on April 28, 1999:

                                                    Simple                            Effective
                                                   interest                           annualized
Term                                                rate*                              yield**
------------------------------------- ----------------------------------- -----------------------------------

   6-month
------------------------------------- ----------------------------------- -----------------------------------

  12-month
------------------------------------- ----------------------------------- -----------------------------------

  18-month
------------------------------------- ----------------------------------- -----------------------------------

  24-month
------------------------------------- ----------------------------------- -----------------------------------

  30-month
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

  36-month
------------------------------------- ----------------------------------- -----------------------------------

*    These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and
     "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for more explanation.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                                                     p

Risk factors                                                               p

Contents

About the certificate                                                      p
Investment amounts and terms                                               p
Face amount and principal                                                  p
Value at maturity                                                          p
Receiving cash during the term                                             p
Interest                                                                   p
Rates for new purchases                                                    p
Additional investments                                                     p
Promotions and pricing flexibility                                         p

How to invest and withdraw funds                                           p
Buying your certificate                                                    p
Two ways to make investments                                               p
Full and partial withdrawals                                               p
When your certificate term ends                                            p
Transfers to other accounts                                                p
Two ways to request a withdrawal or transfer                               p
Three ways to receive payment when you withdraw funds                      p
Retirement plans: special policies                                         p
Withdrawal at death                                                        p
Transfer of ownership                                                      p
For more information                                                       p

Taxes on your earnings                                                     p
Retirement accounts                                                        p
Gifts to minors                                                            p
How to determine the correct TIN                                           p
Foreign investors                                                          p
Trusts                                                                     p

How your money is used and protected                                       p
Invested and guaranteed by IDSC                                            p
Regulated by government                                                    p
Backed by our investments                                                  p
Investment policies                                                        p

How your money is managed                                                  p
Relationship between IDSC and American
   Express Financial Corporation                                           p
Capital structure and certificates issued                                  p
Investment management and services                                         p
Distribution                                                               p
About American Express Service Corporation                                 p
Transfer agent                                                             p
Employment of other American Express affiliates                            p
Directors and officers                                                     p
Independent auditors                                                       p
IDS Certificates                                                           p

Appendix                                                                   p

Annual financial information                                               p
Summary of selected financial information                                  p
Management's discussion and analysis of financial
   condition and results of operations                                     p
Report of independent auditors                                             p

Financial statements                                                       p

Notes to financial statements                                              p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA),401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal may change during a term as described in "Add-on feature" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
              ============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_______.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of zero-100 basis points above such rates for comparable length certificates of deposit.

In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of five below to 95 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 10-110 basis points above the rates for the 12-month certificates of deposit.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within five below to 95 basis points above the rates for the 30-month certificate of deposit. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 10-110 basis points above the rates for the 30-month certificates of deposit. For example, if the rate most recently published in the BRM Average with respect to the 30-month certificate of deposit is 4.80% our rates in effect for that week for 36-month terms would be between 4.75% and 5.75% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation (AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. From time to time coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

For your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from seven, 11, 13, 19, 25, 31 or 37 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the certificates of deposit specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month certificates of deposit, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month certificates of deposit. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o the rate in effect for your chosen term on the date of your application; or

o        the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account into IDSC investments. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased using the CD transfer service will be 25 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Saving Certificates, and this rate will only apply to those certificates.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including certificate of deposit yields as reflected in the BRM
Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance: From February 199__ through February 199__, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year certificate of deposit yields and Super NOW accounts, as measured by the BRM Average.

                Yields from February 199__ through February 199__

6%                _________IDS Flexible Savings Certificate - 1 year

4%                .........Certificate of Deposit - 1 year

2%

                    Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's

`92      `93         `94         `95        `96        `97            `98

The graph compares past yields and should not be considered a prediction of future performance.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55440-0010

2
By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC,AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest credited during the current term;

o        then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total investments                                                                         $20,000.00
Interest credited                                                                        $  1,600.00
                                                                                         -----------
Total balance                                                                             $21,600.00

Requested check                                                                            $5,000.00
Credited interest withdrawn                                                               ($1,600.00)
10 percent of principal -- not subject to penalty                                         ($2,000.00)
                                                                                          -----------

Remaining portion of requested withdrawal - subject to penalty                             $1,400.00
Withdrawal penalty percent                                                                      2.00%
Actual withdrawal penalty                                                                $     28.00

Balance prior to withdrawal                                                               $21,600.00
Requested withdrawal check                                                                ($5,000.00)
Withdrawal penalty                                                                      ($     28.00)
                                                                                        -------------
Total balance after withdrawal                                                            $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

o Call the Client Service Organization at the telephone numbers listed on the back cover.

o Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will be charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o   Minimum wire withdrawal:  $1,000.

o   Request that money be wired to your bank.

o   Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application [or use a form supplied by your American Express financial advisor]. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o   No charge.

o   Deposited electronically in your bank account.

o   Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification Number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------


Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to [IDSC/the Issuer] that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Flexible Savings Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Flexible Savings Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds


As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.)

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                            Percentage of total book value

First $250 million                                               0.750%
Next 250 million                                                 0.650
Next 250 million                                                 0.550
Next 250 million                                                 0.500
Any amount over 1 billion                                        0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                               Percentage of
Year                                  Total fees               included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o
fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o        expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc. we pay for the distribution of this certificate as follows:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

o        0.20% of the initial payment of the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

For certificates paying a special promotional coupon rate described in "Rates for new purchases" under "About the certificate," American Express Financial Advisors Inc. waives its distribution fee.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Flexible Savings Certificate
Prospectus
April 28, 1999

Earn competitive rates guaranteed by IDS Certificate Company for the term you choose.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Flexible Savings Certificates. You can:

o        Purchase this certificate in any amount from $1,000 through $1 million.

o        Select a term of six, 12, 18, 24, 30, or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                     Distributor:
IDS Certificate Company                     American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010                 An American Express company
800-297-7378 (toll free)

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect on April 28, 1999:

                                                    Simple                            Effective
                                                   interest                           annualized
Term                                                rate*                              yield**
------------------------------------- ----------------------------------- -----------------------------------

   6-month
------------------------------------- ----------------------------------- -----------------------------------

  12-month
------------------------------------- ----------------------------------- -----------------------------------

  18-month
------------------------------------- ----------------------------------- -----------------------------------

  24-month
------------------------------------- ----------------------------------- -----------------------------------

  30-month
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

  36-month
------------------------------------- ----------------------------------- -----------------------------------

*    These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and
     "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for more explanation.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest rates                                               p

Risk factors                                                         p

Contents

About the certificate                                                p
Investment amounts and terms                                         p
Face amount and principal                                            p
Value at maturity                                                    p
Receiving cash during the term                                       p
Interest                                                             p
Rates for new purchases                                              p
Additional investments                                               p
Promotions and pricing flexibility                                   p

How to invest your funds                                             p
Buying your certificate                                              p
When your certificate term ends                                      p
IRAs: special policies                                               p

Taxes on your earnings                                               p
Retirement accounts                                                  p
Gifts to minors                                                      p
How to determine the correct TIN                                     p
Foreign investors                                                    p
Trusts                                                               p

How your money is used and protected                                 p
Invested and guaranteed by IDSC                                      p
Regulated by government                                              p
Backed by our investments                                            p
Investment policies                                                  p

How your money is managed                                            p
Relationship between IDSC and American
   Express Financial Corporation                                     p
Capital structure and certificates issued                            p
Investment management and services                                   p
Distribution                                                         p
Other selling agents                                                 p
About American Express Service Corporation                           p

Transfer agent                                                       p
Employment of other American Express affiliates                      p
Directors and officers                                               p
Independent auditors                                                 p
IDS Certificates                                                     p

Appendix                                                             p

Annual financial information                                         p
Summary of selected financial information                            p
Management's discussion and analysis of financial
   condition and results of operations                               p
Report of independent auditors                                       p

Financial statements                                                 p

Notes to financial statements                                        p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate in any amount from $1,000 payable in U.S. currency. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal may change during a term as described in "Add-on feature" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
              ============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Certain other fees may apply.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in the service document.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_______.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of zero-100 basis points above such rates for comparable length certificates of deposit.

In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of five below to 95 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 10-110 basis points above the rates for the 12-month certificates of deposit.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within five below to 95 basis points above the rates for the 30-month certificate of deposit. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 10-110 basis points above the rates for the 30-month certificates of deposit. For example, if the rate most recently published in the BRM Average with respect to the 30-month certificate of deposit is 4.80% our rates in effect for that week for 36-month terms would be between 4.75% and 5.75% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points (2%) above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation (AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. From time to time coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

For your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from seven, 11, 13, 19, 25, 31 or 37 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the certificates of deposit specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month certificates of deposit, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month certificates of deposit. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on current BRM Average rates, call the [Client Service Organization/American Express Financial Direct (AEFD)] at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o      the rate in effect for your chosen term on the date of your application;
       or

o      the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including certificate of deposit yields as reflected in the BRM
Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance: From February 199__ through February 199__, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year certificate of deposit yields and Super NOW accounts, as measured by the BRM Average.

                Yields from February 199__ through February 199__

6%                    _________IDS Flexible Savings Certificate - 1 year

4%                    .........Certificate of Deposit - 1 year

2%

                    Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's

`92         `93         `94         `95         `96          `97           `98

The graph compares past yields and should not be considered a prediction of future performance.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on the amount invested, geographic location whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's initial principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest credited during the current term;

o        then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total investments                                                                         $20,000.00
Interest credited                                                                        $  1,600.00
                                                                                         -----------
Total balance                                                                             $21,600.00

Requested check                                                                            $5,000.00
Credited interest withdrawn                                                               ($1,600.00)
10 percent of principal -- not subject to penalty                                         ($2,000.00)
                                                                                          -----------

Remaining portion of requested withdrawal - subject to penalty                             $1,400.00
Withdrawal penalty percent                                                                      2.00%
Actual withdrawal penalty                                                                $     28.00

Balance prior to withdrawal                                                               $21,600.00
Requested withdrawal check                                                                ($5,000.00)
Withdrawal penalty                                                                      ($     28.00)
                                                                                        -------------
Total balance after withdrawal                                                            $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

For more information on withdrawal charges, contact AEFD at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1000. If t he balance would be less than $1000, the fee is deducted from the proceeds of the withdrawal.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificates provisions for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------


Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Flexible Savings Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Flexible Savings Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                        Percentage of total book value

First $250 million                                           0.750%
Next 250 million                                             0.650
Next 250 million                                             0.550
Next 250 million                                             0.500
Any amount over 1 billion                                    0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                             Percentage of
Year                                  Total fees             included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o        0.20% of the initial payment of the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $____________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $___________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

American Express Stock Market Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (the Issuer or IDSC), a subsidiary of American Express Financial Corporation, issues American Express Stock Market Certificates. You can:

o        Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether the Issuer will guarantee part of your return or whether to link all of it to the market.

o        Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve BOARD OR ANY OTHER AGENCY.

The distributor and selling agent are not required to sell any specific amount of the certificates.

Issuer:                                       Distributor:
IDS Certificate Company             American Express Financial Advisors Inc.
Unit 557
IDS Tower 10                                  Selling Agents:
Minneapolis, MN 55440-0010          American Express Bank International

                         Coutts & Co (USA) International

Initial interest and participation rates

The Issuer guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on the date of this prospectus, April 28, 1999:

Maximum                               Market participation percentage     Minimum
return                                                                    interest
------------------------------------- ----------------------------------- -----------------------------------

9%                                    100% (full)                         None
------------------------------------- ----------------------------------- -----------------------------------

9%                                    25% (partial)                       Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of the Issuer and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by the Issuer," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of the Issuer, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                                    p

Risk factors                                                                p

Contents

About the certificate                                                       p
Investment amounts                                                          p
Face amount and principal                                                   p
Certificate term                                                            p
Value at maturity                                                           p
Receiving cash before end of term                                           p
Interest                                                                    p
Promotions and pricing flexibility                                          p
Historical data on the S&P 500 Index                                        p
Calculation of return                                                       p
About the S&P 500 Index                                                     p
Opportunities at the end of a term                                          p

How to invest and withdraw funds                                            p
Buying your certificate                                                     p
How to make investments at term end                                         p
Full and partial withdrawals                                                p
Other full and partial withdrawal policies                                  p
Transfers to other accounts                                                 p
Two ways to request a withdrawal or transfer                                p
Two ways to receive payment when you withdraw funds                         p
Transfer of ownership                                                       p
For more information                                                        p

Taxes on your earnings                                                      p
Foreign investors                                                           p
Trusts                                                                      p

How your money is used and protected                                        p
Invested and guaranteed by the Issuer                                       p
Regulated by government                                                     p
Backed by our investments                                                   p
Investment policies                                                         p

How your money is managed                                                   p
Relationship between the Issuer and American
   Express Financial Corporation                                            p
Capital structure and certificates issued                                   p
Investment management and services                                          p
Distribution                                                                p
Selling Agent Agreements with AEBI and Coutts                               p
About American Express Service Corporation                                  p
About American Express Bank International and Coutts                        p
Transfer agent                                                              p
Employment of other American Express affiliates                             p
Directors and officers                                                      p
Independent auditors                                                        p

Appendix                                                                    p

Annual financial information                                                p
Summary of selected financial information                                   p
Management's discussion and analysis of financial
   condition and results of operations                                      p
Report of independent auditors                                              p

Financial statements                                                        p

Notes to financial statements                                               p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your American Express Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Stock Market Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes American Express Stock Market Certificate distributed by American Express Financial Advisors Inc. American Express Bank International
(AEBI) has an arrangement with American Express Financial Advisors Inc. under which the certificate is offered to AEBI's clients who are neither citizens nor residents of the United States, and to certain U.S. trusts. The certificate is currently available through AEBI offices located in Florida and New York. The certificate is also available to certain clients of Coutts & Co. (USA) International (Coutts) through its office in Florida.

Investment amounts

You may purchase the American Express Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. The Issuer guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00      Face amount (initial investment)
plus               725.00      Interest credited to your account at the end of
                               the term
plus                 5.00      Interim interest (See "Interim interest")
minus              ($0.00)     Interest paid to you in cash
plus             2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties
           ===============
               $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to the Issuer. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation, or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest:  With this option:

o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
o        Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return consists of two parts:

o        A percentage of any increase in the S&P 500 Index, and

o        A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write [or call] to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with the Issuer, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult:

o Your American Express Bank International (AEBI) relationship manager.

o Your Coutts & Co (USA) International (Coutts) relationship officer.

o The Issuer's Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_______.

Promotions and pricing flexibility

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, Coutts & Co. (USA) International or their affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

1000                     S&P 500 Index values-- December 1983 to February 1999

900

800                 Chart shows closing values of the S&P from above 100 in Dec.
                    1983 to near 800 in Feb. 1999.
700

600

500

400

300

200

100

`83  `84 `85  `86  `87  `88 `89  `90  `91  `92  `93  `94 `95  `96 `97  `98  `99


                       S&P 500 Index Average Annual Return
Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

1988                                  10                                  ______%
------------------------------------- ----------------------------------- -----------------------------------

1993                                  5                                   ______
------------------------------------- ----------------------------------- -----------------------------------

1997                                  1                                   ______
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of 40% to a low of -20%
30%
                    Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84   `85   `86   `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97   `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1999

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 1/1/84 through 2/28/99 with a high of just over 20 and a low between 0 and 5.
20

15                  Label of "Y" axis reads: Observations

10

     -15   -10   -5   0    5    10   15    20       25       29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the American Express Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R)
through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, American Express Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

The chart reflects the returns payable each week by IDSC on any participation terms ending that week. There may be weeks in which no investor actually ends a participation term.

                     Actual 52-week return 1/7/92 to 2/16/99

35%           Chart shows actual returns of the certificate at full and 25%
              participation with the full participation generally tracking the market indexes over the.
30%           period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

1/91 5/91 9/91 1/92 5/92 9/92 1/93 5/93 8/93 1/94 5/94 9/94 1/95 5/95 9/95 1/96 5/96 9/96 1/97

The American Express Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of Term                         Maximum annual return               Partial participation minimum rate

------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o you purchased the certificate with a $10,000 original investment, o the partial participation rate is 25%, o the minimum interest rate for partial participation is 2.50%, o the maximum total return for full partial participation is 9%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                        Week 52/Tues
 S&P 500                                                          S&P 500
 Index 1000             8% increase in the S&P 500 Index          Index 1080
----------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000 Original investment
+    800   8% x $10,000                          250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000
                                                          Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             4% decrease in the S&P 500 Index               Index 961
-----------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                              (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             16% increase in the S&P 500 Index              Index 1160
------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. The Issuer does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the American Express Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by the Issuer. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance.

S&P's only relationship to the Issuer is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to the Issuer or the certificate. S&P has no obligation to take the needs of the Issuer or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by the Issuer, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o        change your interest selection;

o        add money to your certificate;

o        change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o        receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your AEBI relationship manager or Coutts client relationship officer will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Taxes on your earnings."

Purchase policies:

The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

How to make investments at term end

By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn:  Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-29-882 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received less any costs IDSC incurs will be returned promptly.

o Minimum amount you may wire:  $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, AEBI, and Coutts are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. However:

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                                                        $   10,000.00
Interest (interest is credited at the end of the term)                                          0.00
Withdrawal of principal                                                                    (2,000.00)
2% withdrawal penalty                                                                         (40.00)
                                                                                       ==============
Balance after withdrawal                                                               $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.


Fixed interest:

Account balance                                                                        $   10,000.00
Interest credited to date                                                                     100.00
Withdrawal of credited interest                                                              (100.00)
Withdrawal of principal                                                                    (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)                                         (38.00)
                                                                                       ==============
Balance after withdrawal                                                               $    8,062.00

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to other IDS certificates available through AEBI or Coutts.

Two ways to request a withdrawal or transfer

1
By phone

Your AEBI relationship manager or Coutts client relationship officer will handle this transaction for you. You may also call the Client Service Organization at the telephone numbers listed on the back cover.

o Maximum phone request: $50,000.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Your AEBI relationship manager or Coutts client relationship officer will handle this transaction for you. You may also send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
Unit 557
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o    Transactions over $50,000.

o Transfers to another certificate with different ownership and marketed through AEBI or Coutts (all current registered owners must sign the request).

Two ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing

o    Payable to name(s) you requested

o We will charge a fee if you request express mail delivery. For a partial withdrawal leaving a remaining balance of more than $1,000, the fee will be deducted from the remaining balance. If the remaining balance is less than $1,000, or if it is a full withdrawal, we will deduct the fee from proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000

o    Request that money be wired to your bank

o    Bank account must be in same ownership as the Issuer's account

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your AEBI relationship manager or Coutts client relationship officer. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to AEBI or another American Express Company affiliate or to Coutts as collateral security. Your AEBI or Coutts representative can help you transfer ownership.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your AEBI relationship manager or Coutts client relationship officer, or call the Issuer's toll free client service number listed on the back cover.

Taxes on your earnings

Foreign investors

If you are not a citizen or resident of the United States, you must supply the Issuer with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument
(CDI) part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by the Issuer

The Issuer, a wholly owned subsidiary of AEFC issues and guarantees the American Express Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the American Express Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to a maturity value on the maturity date.

Backed by our investments

The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 199_ about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of the Issuer use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. The Issuer may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with the Issuer's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between the Issuer and American Express Financial Corporation

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 180 offices and more than 8,500 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

Capital structure and certificates issued

The Issuer has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, the Issuer had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                         Percentage of total book value

First $250 million                                            0.750%
Next 250 million                                              0.650
Next 250 million                                              0.550
Next 250 million                                              0.500
Any amount over 1 billion                                     0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                           Percentage of
Year                                  Total fees           included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o        expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as described below:

For certificates sold through American Express Financial Advisors Inc. or through AEBI and Coutts & Co. (USA) International (Coutts) we pay distribution fees as follows:

o 0.75% of the initial  investment on the first day of the  certificate's  term;
and

o 0.75%of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American Express Financial Advisors Inc. or through AEBI or Coutts.

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI), American Express Bank International (AEBI) or Coutts & Co. (USA) International (Coutts) representatives.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC the following:

o 0.75% of the initial investment on the first day of the certificate's term;
  and

o 0.75% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 199_.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or the Issuer, approved these distribution agreements.

Selling Agent Agreements with AEBI, Coutts and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI, Coutts and SAI receive compensation for their services as Selling Agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts receives a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

o SAI receives a fee equal to 0.90% per term of the principal amount of each certificate for which SAI is the selling agent.

Coutts is compensated on certificates owned by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $___ million and total equity of $___ million.

Coutts is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of National Westminster Bank PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section

25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the American Express Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference*

Selling Agent
American Express Bank International

Region Offices
101 East 52nd Street
29th Floor
New York, NY  10022
(212) 415-9500

1221 Brickell Avenue
8th Floor
Miami, FL  33131
(305) 350-2502

Selling Agent
Coutts & Co. (USA) International
701 Brickell Avenue
23rd Floor
Miami, FL  33131
(305) 789-3700

*You may experience delays when call volumes are high.

American Express Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Cash Reserve Certificate
Prospectus
April 28, 1999

Earn attractive rates with ready access to your cash reserves.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Cash Reserve Certificates. You may:

o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.

o    Earn a fixed rate of interest declared every three months.

o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

IDS Certificate Company                 Distributor:
IDS Tower 10                            American Express Financial Advisors Inc.
Minneapolis, MN  55440-0010             An American Express company
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

Initial interest rates

IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999:

Investment                            Simple                              Effective
amount                                interest rate*                      annualized yield**
------------------------------------- ----------------------------------- -----------------------------------

$50 to $999
------------------------------------- ----------------------------------- -----------------------------------

$1,000 to $24,999
------------------------------------- ----------------------------------- -----------------------------------

$25,000 or more
------------------------------------- ----------------------------------- -----------------------------------

*    Rates may depend on factors described in "Rates for new purchases" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" Under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Contents

Table of contents

About the certificate                                                        p
Investment amounts and terms                                                 p
Face amount and principal                                                    p
Value at maturity                                                            p
Receiving cash during the term                                               p
Interest                                                                     p
Rates for new purchases                                                      p
Promotions and pricing flexibility                                           p

How to invest and withdraw funds                                             p
Buying your certificate                                                      p
Additional investments                                                       p
Three ways to make investments                                               p
Full and partial withdrawals                                                 p
When your certificate term ends                                              p
Transfers to other accounts                                                  p
Two ways to request a withdrawal or transfer                                 p
Three ways to receive payment when you withdraw funds                        p
Retirement plans: special policies                                           p
Transfer of ownership                                                        p
For more information                                                         p

Taxes on your earnings                                                       p
Retirement accounts                                                          p
Gifts to minors                                                              p
How to determine the correct TIN                                             p
Foreign investors                                                            p
Trusts                                                                       p

How your money is used and protected                                         p
Invested and guaranteed by IDSC                                              p
Regulated by government                                                      p
Backed by our investments                                                    p
Investment policies                                                          p

How your money is managed                                                    p
Relationship between IDSC and American
   Express Financial Corporation                                             p
Capital structure and certificates issued                                    p
Investment management and services                                           p
Distribution                                                                 p
About American Express Service Corporation                                   p
Transfer agent                                                               p
Employment of other American Express affiliates                              p
Directors and officers                                                       p
Independent auditors                                                         p
IDS Certificates                                                             p

Appendix                                                                     p

Annual financial information                                                 p
Summary of selected financial information                                    p
Management's discussion and analysis of financial
   condition and results of operations                                       p
Report of independent auditors                                               p

Financial statements                                                         p

Notes to financial statements                                                p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior approval from IDSC. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
             =============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a distribution for your principal, plus any credited interest, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________ [Assured Assets Product Promotions?]

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 30 basis points (0.30%) below to 70 basis points (0.70%) above the average interest rate published for three-month CDs in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.70% to 4.70%. For accounts of $25,000 or more, this rate will be within a range from 10 basis points (0.10%) below to 90 basis points (0.90%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 135 basis points (1.35%) below to 35 basis points (0.35%) below this average interest rate.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o        the rate in effect on the date of your application; or

o        the rate in effect on the date your application is accepted by IDSC.

However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days prior to receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased using the CD transfer service will be 25 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Savings Certificates, and this rate will only apply to those certificates.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, your geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including three-month CD rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.

Performance: From February 199__ through February 199__, IDS Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BRM Average.

                Yields from February 199__ through February 199__

4%                         _________IDS Cash Reserve Certificate

3%                         .........Certificate of Deposit - Three Month

2%                         ---------Money Market Deposit Account

                    Three  lines  comparing  the  yields  for IDS  Cash  Reserve
                    Certificate versus money market deposit accounts and three-month certificates of deposit, with IDS Cash Reserve's line generally above the other two.

`92             `93           `94            `95           `96            `97

This graph compares past yields offered on IDS Cash Reserve Certificate to those of three-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Additional investments

You may make additional investments at any time. Additional investments can be in any amount from $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior approval from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:
o--------Investments   must  be  received  and   accepted  in  the   Minneapolis
     headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks with the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

o You must maintain a balance of at least $1,000 in your Cash Reserve Certificate account unless you are using an authorized systematic pay-in or payout arrangement. If you use a scheduled pay-in arrangement, your minimum balance requirement is $50.

o If you make no investments for a period of at least 12 consecutive months and your principal is less than $1,000, we will send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

                         Three ways to make investments

1. By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans for monthly investments:

o        bank authorization (automatic deduction from your account)

o        automatic payroll deduction

o        direct deposit of social security check

o        other plan approved by IDSC

o        monthly minimum investment must be $50

To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account.

2. By mail

For monthly or lump sum investments, send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55402

3. By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit IDS Account #00-30-015 for personal account # (your personal number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs AEFC incurs, will be returned promptly.

o Minimum amounts each wire investment: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Bank wire purchases are not sent until the next day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o You must pay for any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

o Scheduled partial withdrawals may be sent to you monthly, quarterly, semiannually or annually. The minimum withdrawal amount is $50.

o Withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

o Withdrawals that reduce your certificate's principal below a break point for a lower interest rate will cause the remaining principal to earn the lower interest rate for the rest of the term from the date of the withdrawal.

o You may not make a withdrawal from your certificate if that withdrawal causes your balance to fall below $1,000 unless you are making bank authorization or payroll deduction payments or taking systematic payments from your certificate. In these instances, the remaining balance will earn the lower interest rate in effect for balances of less than $1,000.

When your certificate term ends

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request:  $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request believed to be authentic and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o        No charge.

o        Deposited electronically in your bank account.

o        Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------


Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned  subsidiary  of AEFC,  issues and  guarantees  the IDS Cash
Reserve Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Cash Reserve Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 199_ schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                            Percentage of total book value

First $250 million                                               0.750%
Next 250 million                                                 0.650
Next 250 million                                                 0.550
Next 250 million                                                 0.500
Any amount over 1 billion                                        0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                            Percentage of
Year                                  Total fees            included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate as follows:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

0.20% of the initial payment of the issue date of the certificate; and

0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 199_. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Cash Reserve Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Cash Reserve Certificate
Prospectus
April 28, 1999

Earn attractive rates with ready access to your cash reserves.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Cash Reserve Certificate. You may:

o Purchase this certificate in any amount from $1,000 through $1 million or with monthly investments of at least $50.

o        Earn a fixed rate of interest declared every three months.

o Invest in successive three-month terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                               Distributor:
IDS Certificate Company               American Express Service Corporation
IDS Tower 10                          An American Express company
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Initial interest rates

IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999:

Investment                            Simple                              Effective
amount                                interest rate*                      annualized yield**
------------------------------------- ----------------------------------- -----------------------------------

$50 to $999
------------------------------------- ----------------------------------- -----------------------------------

$1,000 to $24,999
------------------------------------- ----------------------------------- -----------------------------------

$25,000 or more
------------------------------------- ----------------------------------- -----------------------------------

*    Rates may depend on factors described in "Rates for new purchases" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" Under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Contents

Table of contents

About the certificate                                                      p
Investment amounts and terms                                               p
Face amount and principal                                                  p
Value at maturity                                                          p
Receiving cash during the term                                             p
Interest                                                                   p
Rates for new purchases                                                    p
Promotions and pricing flexibility                                         p

How to invest your funds                                                   p
Buying your certificate                                                    p
Additional investments                                                     p
When your certificate term ends                                            p
IRAs: special policies                                                     p

Taxes on your earnings                                                     p
Retirement accounts                                                        p
Gifts to minors                                                            p
How to determine the correct TIN                                           p
Foreign investors                                                          p
Trusts                                                                     p

How your money is used and protected                                       p
Invested and guaranteed by IDSC                                            p
Regulated by government                                                    p
Backed by our investments                                                  p
Investment policies                                                        p

How your money is managed                                                  p
Relationship between IDSC and American
   Express Financial Corporation                                           p
Capital structure and certificates issued                                  p
Investment management and services                                         p
Distribution                                                               p
Other selling agents                                                       p
About American Express Service Corporation                                 p

Transfer agent                                                             p
Employment of other American Express affiliates                            p
Directors and officers                                                     p
Independent auditors                                                       p
IDS Certificates                                                           p

Appendix                                                                   p

Annual financial information                                               p
Summary of selected financial information                                  p
Management's discussion and analysis of financial
   condition and results of operations                                     p
Report of independent auditors                                             p

Financial statements                                                       p

Notes to financial statements                                              p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Cash Reserve Certificate in any amount from $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior approval from IDSC. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA). A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
             =============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a distribution for your principal, plus any credited interest, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________ [Assured Assets Product Promotions?]

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 30 basis points (0.30%) below to 70 basis points (0.70%) above the average interest rate published for three-month CDs in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.70% to 4.70%. For accounts of $25,000 or more, this rate will be within a range from 10 basis points (0.10%) below to 90 basis points (0.90%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 135 basis points (1.35%) below to 35 basis points (0.35%) below this average interest rate.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o        the rate in effect on the date of your application; or

o        the rate in effect on the date your application is accepted by IDSC.

However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days prior to receipt.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount invested, geographic location and whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including three-month CD rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.

Performance: From February 199__ through February 199__, IDS Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BRM Average.

                Yields from February 199__ through February 199__

4%                       _________IDS Cash Reserve Certificate

3%                       .........Certificate of Deposit - Three Month

2%                       ---------Money Market Deposit Account

                    Three  lines  comparing  the  yields  for IDS  Cash  Reserve
                    Certificate versus money market deposit accounts and three-month certificates of deposit, with IDS Cash Reserve's line generally above the other two.

`92            `93           `94           `95           `96           `97

This graph compares past yields offered on IDS Cash Reserve Certificate to those of three-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Additional investments

You may make additional investments at any time. Additional investments can be in any amount from $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior approval from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

When your certificate term ends

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------


Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned  subsidiary  of AEFC,  issues and  guarantees  the IDS Cash
Reserve Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Cash Reserve Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                     Percentage of total book value

First $250 million                                        0.750%
Next 250 million                                          0.650
Next 250 million                                          0.550
Next 250 million                                          0.500
Any amount over 1 billion                                 0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                              Percentage of
Year                                  Total fees              included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o        0.20% of the initial payment of the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,072,811 during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*" Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Cash Reserve Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Installment Certificate
Prospectus
April 28, 1999

Earn attractive rates while you build your savings.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Installment Certificates. You may:

o Purchase this certificate with monthly investments in any amount from $50 through $5,000.

o    Earn a fixed rate of interest declared every three months.

o Receive bonus interest payments if you make regular investments for specified periods.

o    Keep your certificate for up to 10 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

IDS Certificate Company                Distributor:
IDS Tower 10                           American Express Financial Advisors Inc.
Minneapolis, MN  55440-0010            An American Express company
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate," for more explanation.

Here are the interest rates in effect April 28, 1999:

-------------------------------------------------------------------------------

Simple interest rate                                                   ________%
-------------------------------------------------------------------------------

Effective annualized yield*                                            ________%
-------------------------------------------------------------------------------
*Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Contents

Table of contents

About the certificate                                                       p
Investment amounts                                                          p
Face amount and principal                                                   p
Value at maturity                                                           p
Receiving cash during the term                                              p
Interest                                                                    p
Rates for new purchases                                                     p
Promotions and pricing flexibility                                          p
Bonus payments                                                              p
Calculating your bonus                                                      p

How to invest and withdraw funds                                            p
Buying your certificate                                                     p
Two ways to make monthly investments                                        p
Full and partial withdrawals                                                p
Transfers to other accounts                                                 p
Two ways to request a withdrawal or transfer                                p
Three ways to receive payment when you withdraw funds                       p
Retirement plans: special policies                                          p
Withdrawal at death                                                         p
Transfer of ownership                                                       p
For more information                                                        p

Taxes on your earnings                                                      p
Retirement accounts                                                         p
Gifts to minors                                                             p
How to determine the correct TIN                                            p
Foreign investors                                                           p
Trusts                                                                      p

How your money is used and protected                                        p
Invested and guaranteed by IDSC                                             p
Regulated by government                                                     p
Backed by our investments                                                   p
Investment policies                                                         p

How your money is managed                                                   p
Relationship between IDSC and American
   Express Financial Corporation                                            p
Capital structure and certificates issued                                   p
Investment management and services                                          p
Distribution                                                                p
About American Express Service Corporation                                  p
Transfer agent                                                              p
Employment of other American Express affiliates                             p
Directors and officers                                                      p
Independent auditors                                                        p
IDS Certificates                                                            p

Appendix                                                                    p

Annual financial information                                                p
Summary of selected financial information                                   p
Management's discussion and analysis of financial
   condition and results of operations                                      p
Report of independent auditors                                              p

Financial statements                                                        p

Notes to financial statements                                               p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

IDSC offers the IDS Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency (unless you receive prior approval from IDSC to invest more). You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees.

It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o    applying the interest rate then in effect to your balance each day;

o    adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________ [Assured Assets Product Promotions?]

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.50 and 3.50%. (Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o    the rate in effect on the date of your application; or

o    the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o    the rate in effect on the date your application is accepted by IDSC; or

o    the rate in effect seven days prior to receipt.

Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.

Performance: From February 199__ through February 199__, IDS Installment certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National Index TM, an average of 10 yields in 10 cities).

                Yields from February 199__ through February 199__

4%                                    _________IDS Installment Certificate

3%                                    .........Money Market Deposit Account

2%                                    ---------Super NOW Account

                    Three lines comparing the yields for IDS Installment Certificate against those of money market and Super NOW accounts with Installment's yield generally above the other two lines.

`93             `94            `95            `96            `97            `98

The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 199__ through February 199__.

Bonus payments

If you meet our requirements for your investments, IDSC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus for 12   You must meet these requirements:
months:

5% annualized bonus payment on your During a 12-month period, you must make one or more payments WAMI totaling at least $600. In a subsequent 12-month period, you must make payments totaling at least an additional $600 for a total principal amount invested of $1,200, not including interest. The two 12-month periods do not have to be consecutive. Further the first 12-month period does not have to be the year beginning with your first investment. This bonus may be earned in any certificate year from your second through your ninth year.

8% annualized bonus payment on your During a 12-month period subsequent to your qualification for the 5% WAMI annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $1,800, not including interest. This bonus may be earned in any certificate year from your third through your ninth certificate year.

10% annualized bonus payment on your During a 12-month period subsequent to your qualification for the 8% WAMI annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $2,400, not including interest. This bonus may be earned in any certificate year from your fourth through your ninth certificate year.

20% annualized bonus payment on your During a 12-month period subsequent to your qualification for the WAMI 10% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $3,000, not including interest. This bonus may be earned in any certificate year from your fifth through your ninth certificate year.

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as your seventh certificate year or as late as your tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 2.96% (an effective annual yield of 3.00%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:

Installment Certificate Example

$8,000                                ***Amount Paid In
                                      .......Interest
$6,000                                -----Bonus

$4,000

$2,000 Graph shows the effect of cumulative interest and bonus earned on an account from zero through 72 months

      6    12    18    24    30    36    42    48    54    60    66     72

Installment Certificate example

                                 Without bonus                  Added by bonus          Total with bonus
                      Cumulative   Cumulative   Balance     Cumulative   Cumulative  Balance      Average
                      investments  interest                 bonus        interest                 annual
                                   on                                    on bonus                 yield*
                                   investments
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
1st 12-month period    $1,200.00     $ 19.42    $1,219.42     $  0.00      $ 0.00    $1,219.42      3.00%
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
2nd 12-month period     2,400.00       75.42     2,475.42        0.00        0.00     2,475.42      3.00
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
3rd 12-month period     3,600.00      169.11     3,769.11       60.00        0.97     3,830.08      4.06
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
4th 12-month period     4,800.00      301.62     5,101.00      156.00        4.35     5,261.97      4.54
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
5th 12-month period     6,000.00      474.11     6,474.11      276.00       11.10     6,761.21      4.72
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
6th 12-month period     7,200.00      687.78     7,887.78      516.00       23.60     8,427.38      5.18
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.06%, compared to 2.18% (5.18 - 3.00) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.18%.

Calculating your bonus

To determine your bonus we:

o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later.

o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3300).

                             Calculating your bonus

---------------------------- -------------------------- -------------------------- --------------------------
           Month                    Investment                 Months Held                 Weighted
                                                                                             Value
---------------------------- -------------------------- -------------------------- --------------------------
           1                           100           x            24           =             $2,400
           2                           100                        23                          2,300
           3                           100                        22                          2,200
           4                           100                        21                          2,100
           5                           100                        20                          2,000
           6                           100                        19                          1,900
           7...                        150                        18...                       2,700
           24                          150                        1                             150
---------------------------- -------------------------- -------------------------- --------------------------
           Sum                  $3,300 Total amount               300                       $38,550
                              invested over 24 months
---------------------------- -------------------------- -------------------------- --------------------------

1. Calculate the weighted value of each month's investment.

   Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc.
   Example: Amount invested in month 1 is $100. The investment will be held 24 months. $100 x 24 months = $2,400 monthly weighted value.

2. Add the weighted values:

   $2,400 + $2,300 + $2,200 + ...$150 = $38,550 is the total weighted value of the investment.

3. Add the number of months held:

   24 + 23 + 22 + ...1 = 300.
   300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

   $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

   5% of $128.50 = $6.43. $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example: Suppose you make one investment of $600 in the first month then your next investment is $600 in the 24th month (a total of $1,200).

----------------------------- -------------------------- -------------------------- --------------------------
           Month                     Investment                 Months Held                 Weighted
                                                                                              Value
----------------------------- -------------------------- -------------------------- --------------------------
           1                            600           x            24           =            $14,400
           2                               0                       23                              0
           3                               0                       22                              0
           4                               0                       21                              0
           5                               0                       20                              0
           6                               0                       19                              0
           7...                            0                       18                              0
           24                            600                       1                             600
----------------------------- -------------------------- -------------------------- --------------------------
           Sum                   $1,200 Total amount               300                       $15,000
                               invested over 24 months
----------------------------- -------------------------- -------------------------- --------------------------

1.       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($600) by the number of months it is held.
         Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2. Add the weighted values:

         $14,400 + 0 + $600 = $15,000.
         $15,000 is the total weighted value of the investment.

3. Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $50 = $2.50. $2.50 is your bonus payment each month in year three, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively assuming you maintain your regular monthly payments. These weighted averages are then multiplied by the applicable percentages - 8%, 10% and 20% - to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1,000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1,000/3,300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is
 .303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

         $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

         $38,550 - 11,680.65 = $26,869.35.

         The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the total number of months held (300 in this example).

         $26,869/300 = $89.56.

         Your new weighted average monthly investment (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus.

         $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12 month period must be at least equal to the amount set out in the table under "Bonus payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the next month in which you receive a bonus payment and will be guaranteed by IDSC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for new purchases," above. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

o If you make no investments for a period of at least six consecutive months and your principal is less than $500, we may send you a notice of our intent to cancel the certificate. After the notice, if an investment is not made within 60 days, your certificate will be canceled, and we will send you a check for its full value.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make monthly investments

1
By scheduled investment plan

Contact your financial advisor to set up one of the following scheduled plans:

o     bank authorization (automatic deduction from your bank account)

o     automatic payroll deduction

o     direct deposit of Social Security check

o     other plan approved by IDSC

To cancel a bank authorization, you must instruct IDSC in writing or over the phone. We must receive notice at least three business days before the date funds would normally be withdrawn from your bank account. Bank authorization will automatically be stopped at maturity or full withdrawal.

2
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55402

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal in the first three years are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

o As noted earlier, withdrawals during the first six years will affect the amount of your bonus payments and may make you ineligible for a bonus. If you do not receive all your bonus payments in the first six years, future withdrawals also may affect the amount of your bonus payments. See "Bonus payments."

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal, we pay the amount you request:

o first from interest and bonus payments credited to your account;

o then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

Total investments                                                                       $   7,200.00
Interest and bonus credited                                                             $     488.61
Total balance                                                                           $   7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                                                             $     488.61
Withdrawal of principal                                                                 $     511.39
Total requested withdrawal                                                              $   1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                                                     $     511.39
Withdrawal penalty %                                                                            2%
Withdrawal penalty                                                                      $      10.23

The total transaction would be:

Beginning balance                                                                       $   7,688.61
Credited interest and bonus withdrawn                                                   $    (488.61)
Principal withdrawn                                                                     $    (511.39)
Withdrawal penalty (also from principal)                                                $     (10.23)
Remaining balance                                                                       $   6,678.38

Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o    Maximum phone request:  $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o Transactions over $50,000

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. Cost for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

2
By wire

o    Minimum wire withdrawal:  $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o    No charge.

o    Deposited electronically in your bank account.

o    Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificates provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or individuals listed on the joint
                                                        account
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Installment Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory, other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC) and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The IDS Installment Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o    providing investment research;

o    making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                             Percentage of total book value

First $250 million                                                0.750%
Next 250 million                                                  0.650
Next 250 million                                                  0.550
Next 250 million                                                  0.500
Any amount over 1 billion                                         0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                              Percentage of
Year                                  Total fees              included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate maturity date.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 199_. We expect to pay American Express Financial Advisors Inc., distribution fees amounting to $________ during 199_.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC, or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Installment Certificate
Prospectus
April 28, 1999

Earn attractive rates while you build your savings.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Installment Certificates). You may:

o Purchase this certificate with monthly investments in any amount from $50 through $5,000.

o        Earn a fixed rate of interest declared every three months.

o Receive bonus interest payments if you make regular investments for specified periods.

o        Keep your certificate for up to 10 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                    Distributor:
IDS Certificate Company                    American Express Service Corporation
IDS Tower 10                               IDS Tower 10
Minneapolis, MN  55440-0010                Minneapolis, MN  55440-0010
800-297-7378 (toll free)                   An American Express company

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408. See "About the certificate," for more explanation.

Here are the interest rates in effect April 28, 1999:

-------------------------------------------------------------------------------

Simple interest rate                                              ________%
-------------------------------------------------------------------------------

Effective annualized yield*                                       ________%
-------------------------------------------------------------------------------
*Assuming monthly compounding.

These rates may or may not have changed when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Contents

Table of contents

About the certificate                                                        p
Investment amounts                                                           p
Face amount and principal                                                    p
Value at maturity                                                            p
Receiving cash during the term                                               p
Interest                                                                     p
Rates for new purchases                                                      p
Bonus payments                                                               p
Calculating your bonus                                                       p

How to invest your funds                                                     p
Buying your certificate                                                      p
IRAs: special policies                                                       p
Withdrawal at death                                                          p

Taxes on your earnings                                                       p
Retirement accounts                                                          p
Gifts to minors                                                              p
How to determine the correct TIN                                             p
Foreign investors                                                            p
Trusts                                                                       p

How your money is used and protected                                         p
Invested and guaranteed by IDSC                                              p
Regulated by government                                                      p
Backed by our investments                                                    p
Investment policies                                                          p

How your money is managed                                                    p
Relationship between IDSC and American
   Express Financial Corporation                                             p
Capital structure and certificates issued                                    p
Investment management and services                                           p
Distribution                                                                 p
Other selling agents                                                         p
About American Express Service Corporation                                   p
Transfer agent                                                               p
Employment of other American Express affiliates                              p
Directors and officers                                                       p
Independent auditors                                                         p
IDS Certificates                                                             p

Appendix                                                                     p

Annual financial information                                                 p
Summary of selected financial information                                    p
Management's discussion and analysis of financial
   condition and results of operations                                       p
Report of independent auditors                                               p

Financial statements                                                         p

Notes to financial statements                                                p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

IDSC offers the IDS Installment Certificate for scheduled monthly purchase payment installments in any amount from $50 through $5,000 payable in U.S. currency (unless you receive prior approval from IDSC to invest more). You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000. IDSC guarantees your principal and interest.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees.

It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month period during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________ [Assured Assets Product Promotions?]

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.50 and 3.50%. (Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

o        the rate in effect on the date of your application; or

o        the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

o        the rate in effect on the date your application is accepted by IDSC; or

o        the rate in effect seven days prior to receipt.

Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales. Consequently, the highest and lowest rate in the range of rates for initial terms of such certificates purchased at the employee rate will be 75 basis points higher than the comparable rates described at the beginning of this section for ranges of rates for initial terms.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates. We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.

Performance: From February 199__ through February 199__, IDS Installment certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National Index TM, an average of 10 yields in 10 cities).

                Yields from February 199__ through February 199__

4%                                    _________IDS Installment Certificate

3%                                    .........Money Market Deposit Account

2%                                    ---------Super NOW Account

                    Three lines comparing the yields for IDS Installment Certificate against those of money market and Super NOW accounts with Installment's yield generally above the other two lines.

`93              `94            `95            `96            `97           `98

The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 199__ through February 199__.

Bonus payments

If you meet our requirements for your investments, IDSC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus for 12   You must meet these requirements:
months:

5% annualized bonus payment on your During a 12-month period, you must make one or more payments WAMI totaling at least $600. In a subsequent 12-month period, you must make payments totaling at least an additional $600 for a total principal amount invested of $1,200, not including interest. The two 12-month periods do not have to be consecutive. Further the first 12-month period does not have to be the year beginning with your first investment. This bonus may be earned in any certificate year from your second through your ninth year.

8% annualized bonus payment on your During a 12-month period subsequent to your qualification for the 5% WAMI annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $1,800, not including interest. This bonus may be earned in any certificate year from your third through your ninth certificate year.

10% annualized bonus payment on your During a 12-month period subsequent to your qualification for the 8% WAMI annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $2,400, not including interest. This bonus may be earned in any certificate year from your fourth through your ninth certificate year.

20% annualized bonus payment on your During a 12-month period subsequent to your qualification for the WAMI 10% annualized bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $3,000, not including interest. This bonus may be earned in any certificate year from your fifth through your ninth certificate year.

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as your seventh certificate year or as late as your tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 2.96% (an effective annual yield of 3.00%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:

Installment Certificate Example

$8,000                                ***Amount Paid In
                                      .......Interest
$6,000                                -----Bonus

$4,000

$2,000 Graph shows the effect of cumulative interest and bonus earned on an account from zero through 72 months

      6    12    18    24    30    36    42    48    54    60    66    72

Installment Certificate example

                                 Without bonus                  Added by bonus          Total with bonus
                      Cumulative   Cumulative   Balance     Cumulative   Cumulative  Balance      Average
                      investments  interest                 bonus        interest                 annual
                                   on                                    on bonus                 yield*
                                   investments
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
1st 12-month period    $1,200.00     $ 19.42    $1,219.42     $  0.00      $ 0.00    $1,219.42      3.00%
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
2nd 12-month period     2,400.00       75.42     2,475.42        0.00        0.00     2,475.42      3.00
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
3rd 12-month period     3,600.00      169.11     3,769.11       60.00        0.97     3,830.08      4.06
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
4th 12-month period     4,800.00      301.62     5,101.00      156.00        4.35     5,261.97      4.54
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
5th 12-month period     6,000.00      474.11     6,474.11      276.00       11.10     6,761.21      4.72
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------
6th 12-month period     7,200.00      687.78     7,887.78      516.00       23.60     8,427.38      5.18
--------------------- ------------ ------------ ----------- ------------ ----------- ------------ -----------

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.06%, compared to 2.18% (5.18 - 3.00) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.18%.

Calculating your bonus

To determine your bonus we:

o first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later.

o then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3300).

                             Calculating your bonus

---------------------------- -------------------------- -------------------------- --------------------------
           Month                    Investment                 Months Held                 Weighted
                                                                                             Value
---------------------------- -------------------------- -------------------------- --------------------------
           1                           100           x            24           =             $2,400
           2                           100                        23                          2,300
           3                           100                        22                          2,200
           4                           100                        21                          2,100
           5                           100                        20                          2,000
           6                           100                        19                          1,900
           7...                        150                        18...                       2,700
           24                          150                        1                             150
---------------------------- -------------------------- -------------------------- --------------------------
           Sum                  $3,300 Total amount               300                       $38,550
                              invested over 24 months
---------------------------- -------------------------- -------------------------- --------------------------

1.      Calculate the weighted value of each month's investment.

        Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc.
        Example: Amount invested in month 1 is $100. The investment will be held 24 months. $100 x 24 months = $2,400 monthly weighted value.

2.      Add the weighted values:

        $2,400 + $2,300 + $2,200 + ...$150 = $38,550 is the total weighted value of the investment.

3.      Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $38,550 / 300 = $128.50 is your weighted average monthly investment
         (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $128.50 = $6.43. $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example: Suppose you make one investment of $600 in the first month then your next investment is $600 in the 24th month (a total of $1,200).

----------------------------- -------------------------- -------------------------- --------------------------
           Month                     Investment                 Months Held                 Weighted
                                                                                              Value
----------------------------- -------------------------- -------------------------- --------------------------
           1                            600           x            24           =            $14,400
           2                               0                       23                              0
           3                               0                       22                              0
           4                               0                       21                              0
           5                               0                       20                              0
           6                               0                       19                              0
           7...                            0                       18                              0
           24                            600                       1                             600
----------------------------- -------------------------- -------------------------- --------------------------
           Sum                   $1,200 Total amount               300                       $15,000
                               invested over 24 months
----------------------------- -------------------------- -------------------------- --------------------------

1.       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($600) by the number of months it is held.
         Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.       Add the weighted values:

         $14,400 + 0 + $600 = $15,000.
         $15,000 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

         $15,000 / 300 = $50 is your weighted average monthly investment
         (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

         5% of $50 = $2.50. $2.50 is your bonus payment each month in year three, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively assuming you maintain your regular monthly payments. These weighted averages are then multiplied by the applicable percentages - 8%, 10% and 20% - to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1,000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1,000/3,300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is
 .303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

         $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

         $38,550 - 11,680.65 = $26,869.35.

         The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the total number of months held (300 in this example).

         $26,869/300 = $89.56.

         Your new weighted average monthly investment (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus.

         $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12 month period must be at least equal to the amount set out in the table under "Bonus payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the next month in which you receive a bonus payment and will be guaranteed by IDSC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for new purchases," above. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings." Once your account is set up, there are several convenient ways to make monthly investments.

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $250. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest and bonus payments credited to your account;

o        then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

Total investments                                                                       $   7,200.00
Interest and bonus credited                                                             $     488.61
Total balance                                                                           $   7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                                                             $     488.61
Withdrawal of principal                                                                 $     511.39
Total requested withdrawal                                                              $   1,000.00

In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                                                     $     511.39
Withdrawal penalty %                                                                            2%
Withdrawal penalty                                                                      $      10.23

The total transaction would be:

Beginning balance                                                                       $   7,688.61
Credited interest and bonus withdrawn                                                   $    (488.61)
Principal withdrawn                                                                     $    (511.39)
Withdrawal penalty (also from principal)                                                $     (10.23)
Remaining balance                                                                       $   6,678.38


Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. Cost for partial withdrawals is deducted from the remaining balance, or from the proceeds for full withdrawals.

o A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------


A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC issues and guarantees the IDS Installment Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC) and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Installment Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for other) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                            Percentage of total book value

First $250 million                                               0.750%
Next 250 million                                                 0.650
Next 250 million                                                 0.550
Next 250 million                                                 0.500
Any amount over 1 billion                                        0.107

Included assets are all assets of [IDSC/the Issuer] except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                                 Percentage of
Year                                  Total fees                 included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,072,811 during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $27,916,000 during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to 2.5% or for a fee every month of 2.5% of all payments received during the month. This latter fee, if applicable is paid on all payments received on or after issue of your certificate until the certificate's maturity date. These commissions and fees are not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholders, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National: 800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Market Strategy Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Market Strategy Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through 1 million.

o Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.

o Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return from participation terms or whether to link all of it to the market.

o    Keep your certificate for up to 20 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                     Distributor:
IDS Certificate Company            American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN  55440-0010          An American Express company
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 28, 1999:

Fixed interest:

currently _____%

Participation terms:

Maximum                               Market Participation                       Minimum
return                                percentage                                 interest
------------------------------------- ----------------------------------- -----------------------------------

   9%                                           100%(full)                         None
------------------------------------- ----------------------------------- -----------------------------------

   9%                                            25% (partial)              Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, IDSC guarantees that, when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market Average tm, North Palm Beach, FL 33408, as explained under "About the certificate." For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for future terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                                       p

Risk factors                                                                   p

Contents

About the certificate                                                          p
Investment amounts                                                             p
Face amount and principal                                                      p
Participation term                                                             p
Value at maturity                                                              p
Receiving cash before end of term                                              p
Interest                                                                       p
Promotions and pricing flexibility                                             p
Historical data on the S&P 500 Index                                           p
Calculation of return                                                          p
About the S&P 500 Index                                                        p
Opportunities at the end of a participation term                               p

How to invest and withdraw funds                                               p
Buying your certificate                                                        p
Two ways to make investments                                                   p
Full and partial withdrawals                                                   p
Transfers to other accounts                                                    p
Two ways to request a withdrawal or transfer                                   p
Three ways to receive payment when you withdraw funds                          p
Retirement plans: special policies                                             p
Transfer of ownership                                                          p
For more information                                                           p

Taxes on your earnings                                                         p
Retirement accounts                                                            p
Gifts to minors                                                                p
How to determine the correct TIN                                               p
Foreign investors                                                              p
Trusts                                                                         p

How your money is used and protected                                           p
Invested and guaranteed by IDSC                                                p
Regulated by government                                                        p
Backed by our investments                                                      p
Investment policies                                                            p

How your money is managed                                                      p
Relationship between IDSC and American
   Express Financial Corporation                                               p
Capital structure and certificates issued                                      p
Investment management and services                                             p
Distribution                                                                   p
About American Express Service Corporation                                     p
Transfer agent                                                                 p
Employment of other American Express affiliates                                p
Directors and officers                                                         p
Independent auditors                                                           p
IDS Certificates                                                               p

Appendix                                                                       p

Annual financial information                                                   p
Summary of selected financial information                                      p
Management's discussion and analysis of financial
   condition and results of operations                                         p
Report of independent auditors                                                 p

Financial statements                                                           p

Notes to financial statements                                                  p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Market Strategy Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Market Strategy Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Your certificate is recorded as a certificate account on our books. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday and your instructions say to start your first participation term as soon as possible.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms weekly, monthly, quarterly, every four months, semi annually, or at other specified times. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its maturity date. Each account can have a maximum of 12 participation terms at one time. You will be sent a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several IDS Stock Market Certificates. IDS Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market timing.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. IDSC guarantees your principal.

Participation term

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the 52-week anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. Each account can have a maximum of 12 terms at one time including any term in a grace period. The principal of your certificate that is not invested in participation terms will earn fixed interest.

Value at maturity

Your certificate matures 20 years from its issue date. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before the end of term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Participation interest: Before the start of a participation term, you choose from two types of interest: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14 day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

Full participation interest: With this option:

o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
o        Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return consists of two parts:

1. A percentage of any increase in the S&P 500 Index, and

2. A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14 day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

IDSC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). In the case of fixed interest, IDSC guarantees that your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. Normally, the initial fixed-interest rate you receive will be the higher of:

o        the fixed-interest rate in effect on the date of your application; or

o the fixed-interest rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the initial fixed-interest rate you receive will be the higher of:

o the fixed-interest rate in effect on the date your application is accepted by IDSC; or

o        the fixed-interest rate in effect seven days before receipt.

Maximum annual return: This is the cap, or upper limit, of your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call the Client Service Organization at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the maximum of 9.00%. There is no assurance that any of these returns will be achieved.

Full Participation in the Stock Market
Initial Investment                                          $12,000.00
Maximum Return                                                    9.00%
Minimum Return                                                    0.00%
Fixed Interest Rate                                               5.00%

                                                                                    Market
                                                                       Fixed        Participation
                                           1st Term      Renewal       Interest     Interest
                             Fixed         Staggered     Staggered     Earned       Earned        Market
                             Interest      Investment    Investment    In Prior     For the Term  Participation Total
Date                         Balance       Amount        Amount        Month        Just Ended    Balance       Balance

Beginning of Month 1          $11,000.00   $1,000.00                       0.00                     $1,000.00    $12,000.00
Beginning of Month 2           10,045.83    1,000.00                      45.83                      2,000.00     12,045.83
Beginning of Month 3            9,087.69    1,000.00                      41.86                      3,000.00     12,087.69
Beginning of Month 4            8,125.56    1,000.00                      37.87                      4,000.00     12,125.56
Beginning of Month 5            7,159.42    1,000.00                      33.86                      5,000.00     12,159.42
Beginning of Month 6            6,189.25    1,000.00                      29.83                      6,000.00     12,189.28
Beginning of Month 7            5,215.04    1,000.00                      25.79                      7,000.00     12,215.04
Beginning of Month 8            4,236.77    1,000.00                      21.73                      8,000.00     12,236.77
Beginning of Month 9            3,254.42    1,000.00                      17.65                      9,000.00     12,254.42
Beginning of Month 10           2,267.98    1,000.00                      13.56                     10,000.00     12,267.98
Beginning of Month 11           1,277.43    1,000.00                       9.45                     11,000.00     12,277.43
Beginning of Month 12             282.75    1,000.00                       5.32                     12,000.00     12,282.75
Beginning of Month 13             283.93                                   1.18     100.00          12,000.00     12,283.93
Middle of Month 13                283.93                 1,100.00                                   12,100.00*    12,383.93
Beginning of Month14              287.40                                   3.47     100.00          12,100.00     12,387.40
Middle of Month 14                287.40                 1,100.00                                   12,200.00**   12,487.40


* The market participation balance at the beginning of month 13 is equal to $12,100. This is equal to the total invested principal balance of $12,000, plus $100 interest earned (participation return). The $100 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 10%. ($ 12,000 + $ 1,000 * 10% = $ 12,100). During the grace period for the first participation term, $1,100 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,100 balance begins a new participation term.

 ** The market participation balance at the beginning of month 14 is equal to $12,200. This is equal to the total invested principal balance of $12,000, plus $100 interest earned on $1,000 invested at the beginning of month 1, plus $100 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 10% ($ 12,000
     + $ 1,000 * 10% + $ 1,000 * 10% = $12,200)). During the grace period for the second participation term, $1,100 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,100 balance begins a new participation term.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the minimum of 2.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

Partial Participation in the Stock Market
Initial Investment                                          $12,000.00
Maximum Return                                                    9.00%
Minimum Return                                                    2.50%
Fixed Interest Rate                                               5.00%


                                                                                Guaranteed   Market
                                                                  Fixed         Minimum      Participation
                                       1st Term     Renewal       Interest      Interest     Interest
                         Fixed         Staggered    Staggered     Earned        Earned       Earned       Market
                         Interest      Investment   Investment    In Prior      For the      For the      Participation Total
Date                     Balance       Amount       Amount        Month         Term         Term         Balance       Balance
                                                                                Just Ended   Just Ended

Beginning of Month 1      $11,000.00   $1,000.00                    0.00                                  $1,000.00     $12,000.00
Beginning of Month 2       10,045.83    1,000.00                   45.83                                  2,000.00       12,045.83
Beginning of Month 3        9,087.69    1,000.00                   41.86                                  3,000.00       12,087.69
Beginning of Month 4        8,125.56    1,000.00                   37.87                                  4,000.00       12,125.56
Beginning of Month 5        7,159.42    1,000.00                   33.86                                  5,000.00       12,159.42
Beginning of Month 6        6,189.25    1,000.00                   29.83                                  6,000.00       12,189.28
Beginning of Month 7        5,215.04    1,000.00                   25.79                                  7,000.00       12,215.04
Beginning of Month 8        4,236.77    1,000.00                   21.73                                  8,000.00       12,236.77
Beginning of Month 9        3,254.42    1,000.00                   17.65                                  9,000.00       12,254.42
Beginning of Month 10       2,267.98    1,000.00                   13.56                                  10,000.00      12,267.98
Beginning of Month 11       1,277.43    1,000.00                    9.45                                  11,000.00      12,277.43
Beginning of Month 12         282.75    1,000.00                    5.32                                  12,000.00      12,282.75
Beginning of Month 13         283.93                                1.18          25.00         0.00      12,000.00      12,283.93
Middle of Month 13            283.93                 1,025.00                                             12,025.00*     12,308.93
Beginning of Month14          287.25                                3.32          25.00         0.00      12,025.00      12,312.25
Middle of Month 14            287.25                 1,025.00                                             12,050.00**    12,337.25

* The market participation balance at the beginning of month 13 is equal to $12,025. This is equal to the total invested principal balance of $12,000, plus $25 interest earned (guaranteed return). The $25 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 2.50%. ($ 12,000 + $ 1,000 * 2.50% = $ 12,025). During the grace period for the first participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,025 balance begins a new participation term.

 ** The market participation balance at the beginning of month 14 is equal to $12,050. This is equal to the total invested principal balance of $12,000, plus $25 interest earned on $1,000 invested at the beginning of month 1, plus $25 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 2.50% ($ 12,000 + $ 1,000 * 2.50% + $ 1,000 * 2.50% = $12,050)). During the grace period for the second participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,025 balance begins a new participation

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_______.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

1000                     S&P 500 Index values-- December 1983 to February 1999

900

800                 Chart shows closing values of the S&P from above 100 in Dec.
                    1983 to near 800 in Feb. 1999.
700

600

500

400

300

200

100

'83  `84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97  `98

                       S&P 500 Index Average Annual Return

Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

1988                                  10                                  ______%
------------------------------------- ----------------------------------- -----------------------------------

1993                                  5                                   ______
------------------------------------- ----------------------------------- -----------------------------------

1997                                  1                                   ______
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of 40% to a low of -20%
30%
                    Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84   `85  `86  `87   `88   `89  `90  `91  `92  `93   `94   `95   `97   `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1999

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 1/1/84 through 2/28/98 with a high of just over 20 and a low between 0 and 5.
20

15                  Label of "Y" axis reads: Observations

10

5

    -15    -10    -5    0     5    10   15     20       25       29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992.

For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

Like IDS Stock Market Certificate, IDS Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with IDSC's guarantee of return of principal. In fact, the full and partial participation terms of IDS Stock Market Certificate and IDS Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates and the certificate owner arranges to start a new term on the Wednesday immediately after the Tuesday on which the prior term ends. For IDS Market Strategy Certificate, such arrangements would require an instruction before each term end because the certificate otherwise provides for a 14-day grace period during which you can review your investment choices. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate start on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. IDS Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.

                     Actual 52-week return 1/7/92 to 2/16/99

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the.
30%           period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

       1/91  5/91  9/91  1/92  5/92 9/92 1/93 5/93 8/93 1/94 5/94 9/94 1/95 5/95
9/95 1/96 5/96 9/96 1/97 1/98

The performance information shown is the performance of IDS Stock Market Certificate and not that of IDS Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of IDS Market Strategy Certificate will replicate that of IDS Stock Market Certificate.

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. IDS Market Strategy Certificate was introduced on April 29, 1998.

Start of Term                         Maximum annual return               Partial participation minimum rate

------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way a participation term of this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

you purchased the certificate with a $10,000 original investment, o the partial participation rate is 25%, o the minimum interest rate for partial participation is 2.50%, o the maximum total return for full and partial participation is 9%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             8% increase in the S&P 500 Index               Index 1080
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             4% decrease in the S&P 500 Index               Index 961
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                                                            (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             16% increase in the S&P 500 Index              Index 1160
--------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a participation term

Grace period: When a participation term ends, we will notify you of the start of a 14 day grace period before a new term automatically begins. During this 14-day grace period you can:

o        change your participation selection;

o    add money to your certificate;

o    change your participation term to remain in fixed interest;

o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest; or

o    receive your participation interest in cash.

Fixed interest only: Money can be withdrawn from the fixed interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time.
The money added will earn the same rate as the rest of the money in the fixed term.

New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest or withdraw part of your money. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact your American Express financial advisor or call the Client Service Organization.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor can help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About your Certificate". For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55440-0010

2
By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may make withdrawals at any time. However:

Source of withdrawals: If you request a withdrawal, the dollars will be removed from credited fixed-interest first, then from principal in your fixed-interest subaccount, then from any renewing participation terms in the grace period, and then from principal in participation terms beginning with the most recent term start date and continuing with such subsequent terms in order of term start dates. o

Complete   withdrawal  of  your   certificate   is  made  by  giving  us  proper
instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals may result in loss of interest, depending upon the timing of your withdrawal.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000 or if it would reduce the amount in a participation term to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

Participation term:

Balance in participation term                                     $   10,000.00
Interest (interest is credited at the end of the term)                     0.00
Withdrawal of principal                                               (2,000.00)
2% withdrawal penalty                                                    (40.00)
                                                                  ==============
Balance after withdrawal                                           $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest subaccount:

Balance earning fixed interest                                   $   10,000.00
Interest credited to date                                               100.00
Withdrawal of credited interest                                        (100.00)
Withdrawal of principal                                              (1,900.00)
                                                                 ==============
Balance after withdrawal                                         $    8,100.00

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o        Mailed to address on record; please allow seven days for mailing.

o Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o        No charge.

o        Deposited electronically in your bank account.

o        Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on  your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed interest is fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099).

Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Market Strategy Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the IDS Market Strategy Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct (TIN), which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN


For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------


An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Market Strategy Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Market Strategy Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Market Strategy Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.)

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                             Percentage of total book value

First $250 million                                                0.750%
Next 250 million                                                  0.650
Next 250 million                                                  0.550
Next 250 million                                                  0.500
Any amount over 1 billion                                         0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                                Percentage of
Year                                  Total fees                included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as described below.

For certificates sold through American Express Financial Advisors Inc. we pay distribution fees as follows:

o  0.70% of the initial investment on the first day of the certificate's term;
   and

o  0.70% of the certificate's reserve at the beginning of each subsequent term.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC the following:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $___________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Market Strategy Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Market Strategy Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Market Strategy Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o Allocate your money to a fixed-interest subaccount. You must make periodic investments from this subaccount to participation terms.

o Participate through participation terms in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return from participation terms or whether to link all of it to the market.

o    Keep your certificate for up to 20 years from its issue date.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                     Distributor:
IDS Certificate Company                     American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010                 An American Express company
800-297-7378 (toll free)

Initial interest and participation rates

IDSC guarantees return or your principal. The interest on your certificate may be fixed or may be linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on April 28, 1999:

Fixed interest:

currently _____%

Participation terms:

Maximum                               Market Participation                Minimum
return                                percentage                          interest
------------------------------------- ----------------------------------- -----------------------------------

   9%                                           100% (full)               None
------------------------------------- ----------------------------------- -----------------------------------

   9%                                            25% (partial)            Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------

These rates may or may not have changed when you apply to purchase your certificate. If you choose fixed interest, IDSC guarantees that, when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for 12-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market Average tm, North Palm Beach, FL 33408, as explained under "About the certificate." For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for future terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using the "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                                 p

Risk factors                                                             p

Contents

About the certificate                                                    p
Investment amounts                                                       p
Face amount and principal                                                p
Participation  term                                                      p
Value at maturity                                                        p
Receiving cash before end of term                                        p
Interest                                                                 p
Promotions and pricing flexibility                                       p
Historical data on the S&P 500 Index                                     p
Calculation of return                                                    p
About the S&P 500 Index                                                  p
Opportunities at the end of a  participation term                        p

How to invest your funds                                                 p
Buying your certificate                                                  p
IRAs: special policies                                                   p

Taxes on your earnings                                                   p
Retirement accounts                                                      p
Gifts to minors                                                          p
How to determine the correct TIN                                         p
Foreign investors                                                        p
Trusts                                                                   p

How your money is used and protected                                     p
Invested and guaranteed by IDSC                                          p
Regulated by government                                                  p
Backed by our investments                                                p
Investment policies                                                      p

How your money is managed                                                p
Relationship between IDSC and American
   Express Financial Corporation                                         p
Capital structure and certificates issued                                p
Investment management and services                                       p
Distribution                                                             p
Other selling agents                                                     p

About American Express Service Corporation                               p
Transfer agent                                                           p
Employment of other American Express affiliates                          p
Directors and officers                                                   p
Independent auditors                                                     p
IDS Certificates                                                         p

Appendix                                                                 p

Annual financial information                                             p
Summary of selected financial information                                p
Management's discussion and analysis of financial
   condition and results of operations                                   p
Report of independent auditors                                           p

Financial statements                                                     p

Notes to financial statements                                            p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Market Strategy Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Market Strategy Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Market Strategy Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount in the fixed-interest portion of your investment at any time, as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Your certificate is recorded as a certificate account on our books. Within this account, you may allocate your investment among a subaccount that earns fixed interest and other subaccounts that earn interest linked to the S&P 500 Index during a participation term. Your investment always is placed initially in the fixed-interest subaccount. Consequently, your investment initially earns fixed interest. The minimum time that money must remain in the subaccount before being moved to a participation term is one day. This could happen if we accept your application and receive your investment on a Tuesday and your instructions say to start your first participation term as soon as possible.

After determining the initial amount you wish to invest, you must set up periodic investments from the fixed-interest subaccount to participation terms. When you make your investment, you must give instructions to move money from the fixed-interest subaccount to participation terms weekly, monthly, quarterly, every four months, semi annually, or at other specified times. If your total investment is $1,000, however, you will have only one participation term. You may subsequently change your initial instructions. Thus, you could choose to change your instructions to keep your investment in the fixed-interest subaccount and never start a participation term. Each participation term is 52 weeks and each has its own grace period. The amount invested in each participation term must be at least $1,000. If your certificate is nearing its 20-year maturity, you will not be able to select a participation term that would carry the certificate past its maturity date. Each account can have a maximum of 12 participation terms at one time. You will be sent a confirmation at the time you purchase your certificate confirming your instructions at the time you submitted your application.

This certificate provides the ability to make a single payment that can be invested in individually staggered stock market participation terms in one certificate that lets you select participation terms like those you might select when staggering several IDS Stock Market Certificates. IDS Stock Market Certificate is another certificate that offers interest linked to the S&P 500 Index, but permits only one participation term at a time. "Staggering" is the strategy of purchasing several smaller certificates over a period of a year instead of one larger certificate, as a method of increasing liquidity and reducing the possibility of unfavorable market timing.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal consists of the amount you actually have invested in your certificate plus interest credited to your account and compounded less withdrawals, penalties and any compounded interest paid to you in cash. IDSC guarantees your principal.

Participation term

Each participation term in your certificate is a 52-week period that begins on a Wednesday and ends the Tuesday before the 52-week anniversary. Subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. Each account can have a maximum of 12 terms at one time including any term in a grace period. The principal of your certificate that is not invested in participation terms will earn fixed interest.

Value at maturity

Your certificate matures 20 years from its issue date. Then you will receive a distribution for its value. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before the end of term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Participation interest: Before the start of a participation term, you choose from two types of interest: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. Your selection is established at the time of purchase but can be changed at any time for participation terms that have not yet started. You may change your participation interest selection at any time prior to any term start date or during a 14 day grace period. The change will be in effect for any future term unless we again receive instructions from you changing your selection.

Full participation interest:  With this option:

     o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
     o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
     o   Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return consists of two parts:

1.   A percentage of any increase in the S&P 500 Index, and

2.   A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: The fixed-interest subaccount allows you to earn interest on your principal that is not invested in participation terms, including your entire investment before the start of your first participation term, and amounts in the 14 day grace period in between participation term end dates and start dates. Your fixed interest accrues daily and is credited and compounded monthly. Your fixed interest rates are reset quarterly, based on the original date of your certificate.

Amounts in the fixed-interest subaccount, including compounded fixed interest, can be withdrawn at any time without a withdrawal penalty. If these amounts are not withdrawn, they will become part of a participation term according to the instructions you've established with the company, unless you change your instructions which can be changed at any time. Values in participation terms can not be withdrawn without withdrawal penalties.

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the initial rate that your investment will earn as well as confirmation of your instructions for moving your money to your participation terms. Instructions for moving your money are given at the time you purchase your certificate. You choose the day of the month for the movement of your money, as well as the amount, starting month, and full or partial participation. Your term resulting from those instructions will begin on the Wednesday following that date. If that date is a Wednesday, the term will begin on the following Wednesday.

IDSC guarantees that when fixed-interest rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). In the case of fixed interest, IDSC guarantees that your rate for your initial term will be 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call American Express Financial Direct
(AEFD) at the telephone numbers listed on the back cover.

Rates for new purchases are reviewed and may change weekly. Normally, the initial fixed-interest rate you receive will be the higher of:

o    the fixed-interest rate in effect on the date of your application; or

o the fixed-interest rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the initial fixed-interest rate you receive will be the higher of:

o the fixed-interest rate in effect on the date your application is accepted by IDSC; or

o    the fixed-interest rate in effect seven days before receipt.

Maximum annual return: This is the cap, or upper limit, of your return on the amount invested in each participation term, regardless of whether you choose full or partial participation. Your total return, including both participation interest and minimum interest for a term for which you have chosen partial participation will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market generally closes at 3 p.m. Central time. The S&P 500 Index value generally is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day.

In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your participation term. Minimum interest accrues daily and is credited and compounded at the end of your participation term. Fixed interest accrues daily and is credited and compounded monthly, except that, if amounts move from fixed interest to a participation term and the resulting balance in the fixed-interest subaccount is zero, then fixed interest credited on the principal moved will be compounded on the day the participation term begins. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis.

Moving between fixed and participation interest: You can move all or part of your investment from the fixed-interest subaccount to a participation term. The move from the fixed-interest subaccount to a participation term happens according to your standing instructions unless you notify us separately. If you make the change from fixed interest to participation interest either through a scheduled or an unscheduled move, your participation term will begin on the Wednesday following the move instructions. For further explanation of how we apply your instructions, see "Fixed interest" above.

You may not move from participation interest to fixed interest during a participation term without incurring a surrender charge. At the end of a participation term, you can elect to leave the money in the fixed-interest subaccount.

Rates for future periods: After your certificate purchase date, the maximum return, and the market participation percentage and minimum interest rate for participation terms, may be greater or less than those shown on the front of or elsewhere in this prospectus or its wrapper. Fixed interest may be greater or lesser than that shown. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

If you plan to continue with a new participation term, to find out what your certificate's new maximum return, market participation percentage and minimum interest rate, if applicable, will be for your next term, please contact AEFD at the telephone numbers listed on the back cover.

Your fixed interest rates are declared quarterly. You will be given notice of the changes in interest rates in your periodic statements or you may call AEFD at the numbers listed on the back cover to find out your current rate.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the maximum of 9.00%. There is no assurance that any of these returns will be achieved.

Full Participation in the Stock Market
Initial Investment                                     $12,000.00
Maximum Return                                               9.00%
Minimum Return                                               0.00%
Fixed Interest Rate                                          5.00%



                                                                                    Market
                                                                       Fixed        Participation
                                           1st Term      Renewal       Interest     Interest
                             Fixed         Staggered     Staggered     Earned       Earned        Market
                             Interest      Investment    Investment    In Prior     For the Term  Participation Total
Date                         Balance       Amount        Amount        Month        Just Ended    Balance       Balance

Beginning of Month 1          $11,000.00   $1,000.00                       0.00                     $1,000.00    $12,000.00
Beginning of Month 2           10,045.83    1,000.00                      45.83                      2,000.00     12,045.83
Beginning of Month 3            9,087.69    1,000.00                      41.86                      3,000.00     12,087.69
Beginning of Month 4            8,125.56    1,000.00                      37.87                      4,000.00     12,125.56
Beginning of Month 5            7,159.42    1,000.00                      33.86                      5,000.00     12,159.42
Beginning of Month 6            6,189.25    1,000.00                      29.83                      6,000.00     12,189.28
Beginning of Month 7            5,215.04    1,000.00                      25.79                      7,000.00     12,215.04
Beginning of Month 8            4,236.77    1,000.00                      21.73                      8,000.00     12,236.77
Beginning of Month 9            3,254.42    1,000.00                      17.65                      9,000.00     12,254.42
Beginning of Month 10           2,267.98    1,000.00                      13.56                     10,000.00     12,267.98
Beginning of Month 11           1,277.43    1,000.00                       9.45                     11,000.00     12,277.43
Beginning of Month 12             282.75    1,000.00                       5.32                     12,000.00     12,282.75
Beginning of Month 13             283.93                                   1.18     100.00          12,000.00     12,283.93
Middle of Month 13                283.93                 1,100.00                                   12,100.00*    12,383.93
Beginning of Month14              287.40                                   3.47     100.00          12,100.00     12,387.40
Middle of Month 14                287.40                 1,100.00                                   12,200.00**   12,487.40

* The market participation balance at the beginning of month 13 is equal to $12,100. This is equal to the total invested principal balance of $12,000, plus $100 interest earned (participation return). The $100 interest earned is based on $1,000 invested at month 1 which is assumed to earn the maximum of 10%. ($ 12,000 + $ 1,000 * 10% = $ 12,100). During the grace period for the first participation term, $1,100 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,100 balance begins a new participation term.

** The market participation balance at the beginning of month 14 is equal to $12,200. This is equal to the total invested principal balance of $12,000, plus $100 interest earned on $1,000 invested at the beginning of month 1, plus $100 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn the maximum of 10% ($ 12,000 + $ 1,000 * 10% + $ 1,000 * 10% = $12,200)). During the grace period for the second participation term, $1,100 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,100 balance begins a new participation term.

The following example shows how the Market Strategy Certificate works assuming an initial investment of $12,000 and moving $1,000 per month into a participation term. The example is based on assumptions that the fixed-interest subaccount pays an interest rate of 5.00% while the yield earned for each participation term is the minimum of 2.50%. There is no assurance that any of these returns will be achieved when you invest. In this example, we assume that the index declined at the end of each term compared to the beginning of each term so that no market participation interest was earned.

Partial Participation in the Stock Market
Initial Investment                                          $12,000.00
Maximum Return                                                   10.00%
Minimum Return                                                    2.50%
Fixed Interest Rate                                               5.00%

                                                                                Guaranteed   Market
                                                                  Fixed         Minimum      Participation
                                       1st Term     Renewal       Interest      Interest     Interest
                         Fixed         Staggered    Staggered     Earned        Earned       Earned       Market
                         Interest      Investment   Investment    In Prior      For the      For the      Participation Total
Date                     Balance       Amount       Amount        Month         Term         Term         Balance       Balance
                                                                                Just Ended   Just Ended
Beginning of Month 1      $11,000.00   $1,000.00                    0.00                                   $1,000.00    $12,000.00
Beginning of Month 2       10,045.83    1,000.00                   45.83                                    2,000.00     12,045.83
Beginning of Month 3        9,087.69    1,000.00                   41.86                                    3,000.00     12,087.69
Beginning of Month 4        8,125.56    1,000.00                   37.87                                    4,000.00     12,125.56
Beginning of Month 5        7,159.42    1,000.00                   33.86                                    5,000.00     12,159.42
Beginning of Month 6        6,189.25    1,000.00                   29.83                                    6,000.00     12,189.28
Beginning of Month 7        5,215.04    1,000.00                   25.79                                    7,000.00     12,215.04
Beginning of Month 8        4,236.77    1,000.00                   21.73                                    8,000.00     12,236.77
Beginning of Month 9        3,254.42    1,000.00                   17.65                                    9,000.00     12,254.42
Beginning of Month 10       2,267.98    1,000.00                   13.56                                   10,000.00     12,267.98
Beginning of Month 11       1,277.43    1,000.00                    9.45                                   11,000.00     12,277.43
Beginning of Month 12         282.75    1,000.00                    5.32                                   12,000.00     12,282.75
Beginning of Month 13         283.93                                1.18          25.00         0.00       12,000.00     12,283.93
Middle of Month 13            283.93                 1,025.00                                              12,025.00*    12,308.93
Beginning of Month 14         287.25                                3.32          25.00         0.00       12,025.00     12,312.25
Middle of Month 14            287.25                 1,025.00                                              12,050.00**   12,337.25

* The market participation balance at the beginning of month 13 is equal to $12,025. This is equal to the total invested principal balance of $12,000, plus $25 interest earned (guaranteed return). The $25 interest earned is based on $1,000 invested at month 1 which is assumed to earn only the minimum of 2.50%. ($ 12,000 + $ 1,000 * 2.50% = $ 12,025). During the grace period for the first participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 13, at the end of the grace period, this $1,025 balance begins a new participation term.

** The market participation balance at the beginning of month 14 is equal to $12,050. This is equal to the total invested principal balance of $12,000,plus $25 interest earned on $1,000 invested at the beginning of month 1, plus $25 interest earned on $1,000 invested at the beginning of month 2 (both $1,000 investments are assumed to earn only the minimum of 2.50% ($ 12,000 + $ 1,000 * 2.50% + $ 1,000 * 2.50% = $12,050)). During the
     grace period for the second participation term, $1,025 of this balance will earn interest in the fixed-interest subaccount. In the middle of month 14, at the end of the grace period, this $1,025 balance begins a new participation term.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-________.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1997. The values of the S&P 500 Index are reprinted with the permission of S&P.

1000                       S&P 500 Index values-- December 1983 to February 1999

900

800 Chart shows closing values of the S&P from above 100 in Dec. 1983 to near 800 in Feb. 1999.
700

600

500

400

300

200

100
`83  `84  `85 `86 `87  `88  `89  `90  `91  `92  `93  `94  `95 `96  `97  '98  `99

                       S&P 500 Index Average Annual Return

Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

1988                                  10                                  ______%
------------------------------------- ----------------------------------- -----------------------------------

1993                                  5                                   ______
------------------------------------- ----------------------------------- -----------------------------------

1997                                  1                                   ______
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of 40% to a low of -20%
30%
                  Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95   `96   '97    `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1998

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 1/1/84 through 2/28/98 with a high of just over 20 and a low between 0 and 5.
20

15                  Label of "Y" axis reads: Observations

10

5

     -15   -10   -5    0     5     10    15    20    25     29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

Like IDS Stock Market Certificate, IDS Market Strategy Certificate permits you to receive all or part of your interest based on stock market performance, as measured by the S&P 500 Index, with IDSC's guarantee of return of principal. In fact, the full and partial participation terms of IDS Stock Market Certificate and IDS Market Strategy Certificate are identical, assuming that the amount invested at the beginning of the term is the same in both certificates and the certificate owner arranges to start a new term on the Wednesday immediately after the Tuesday on which the prior term ends. For IDS Market Strategy Certificate, such arrangements would require an instruction before each term end because the certificate otherwise provides for a 14-day grace period during which you can review your investment choices. The amounts earned in the fixed-interest account for Market Strategy Certificate will not be the same as interim interest for the Stock Market Certificate. (For Stock Market Certificate, interest earned before the initial participation term or during the grace period is called interim interest.) Although performance during participation terms will be the same for Market Strategy Certificate and Stock Market Certificate, money earned outside of participation terms will vary. If a participation term for Stock Market Certificate and for Market Strategy Certificate start on the same day with the same amount of money and the same selection of either full or partial participation, then the interest earned for the participation term in both certificates will be identical. IDS Market Strategy Certificate increases your choices by allowing you to have up to 12 participation terms plus a fixed-interest alternative simultaneously within the same certificate. The certificates also pay interest differently on amounts that are invested at only a fixed rate.

                  Actual 52-week month return 1/7/92 to 2/16/99

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the.
30%         period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

       1/91  5/91  9/91  1/92  5/92 9/92 1/93 5/93 8/93 1/94 5/94 9/94 1/95 5/95
9/95 1/96 5/96 9/96 1/97 1/98

The performance information shown is the performance of IDS Stock Market Certificate and not that of IDS Market Strategy Certificate. Past performance is not indicative of future performance and there is no assurance that the performance of IDS Market Strategy Certificate will replicate that of IDS Stock Market Certificate.

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your participation earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. No assurance can be given that an index will not decline or that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced. IDS Market Strategy Certificate was introduced on April 29, 1998.

Start of Term                         Maximum annual return               Partial participation minimum rate

------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way a participation term of this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

     o you purchased the certificate with a $10,000 original investment, o the partial participation rate is 25%, o the minimum interest rate for partial participation is 2.50%, o the maximum total return for full and partial participation is 9%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            8% increase in the S&P 500 Index               Index 1,080
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)




2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            4% decrease in the S&P 500 Index               Index 961
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                              (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            16% increase in the S&P 500 Index              Index 1,160
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a participation term

Grace period: When a participation term ends, we will notify you of the start of a 14 day grace period before a new term automatically begins. During this 14-day grace period you can:

o    change your participation selection;

o    add money to your certificate;

o    change your participation term to remain in fixed interest;

o withdraw part or all of your money in your fixed term or the money in the participation term that just ended without a withdrawal penalty or loss of interest; or

o    receive your participation interest in cash.

Fixed interest only: Money can be withdrawn from the fixed interest subaccount at any time without a surrender penalty. The fixed interest on these amounts continues for the life of the certificate. You can add money to your fixed-interest investment at any time.
The money added will earn the same rate as the rest of the money in the fixed term.

New term: If you do not make changes when a participation term ends, your certificate will continue with your current selections when the new participation term begins 14 days later as long as the minimum invested for the participation term is $1,000. You will earn fixed interest during this 14-day grace period. You can arrange to make periodic additional investments at each participation term renewal. You can tell us to change your participation selection, add money to your renewing participation term, change your interest selection to remain in fixed interest or withdraw part of your money. To learn indexing information and the amount of interest (if any) at the end of a participation term, you can contact AEFD at the telephone numbers on the back of this prospectus.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment and instructions, we will send you a confirmation showing the acceptance date, the initial interest rate for amounts invested at fixed interest, the date your participation term begins and the participation interest selection you have made, detailing your market participation percentage, instructions for participation terms and, if applicable, the minimum interest rate for your first term. After the beginning of each participation term that includes an additional investment sent to us by you, we will send you notice of the value of the S&P 500 Index on the day the term began. For a description of how we determine the fixed interest rate that initially applies to a new investment, see the paragraph on "Fixed interest" of "Interest" under "About your Certificate". For additional considerations, see "Purchase policies" below. The participation rates and maximum interest in effect at the time of movement from fixed-interest to a participation term will apply to those participation terms.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal from your participation terms: If you withdraw money from a participation term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See IRA's: special policies" below.

Loss of interest: If you make a withdrawal from a participation term at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit participation interest only at the end of a term.

Withdrawals from the fixed-interest subaccount before the end of the certificate month (the monthly anniversary of the issue date of your certificate) will result in loss of interest on the amount withdrawn. You will get the best result by timing a withdrawal at the end of the certificate month.

Following are examples describing a $2,000 withdrawal during a participation term and from a fixed-interest investment:

Participation term:

Balance in participation term                                     $   10,000.00
Interest (interest is credited at the end of the term)                     0.00
Withdrawal of principal                                               (2,000.00)
2% withdrawal penalty                                                    (40.00)
                                                                  ==============
Balance after withdrawal                                           $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest subaccount:

Balance earning fixed interest                                    $   10,000.00
Interest credited to date                                                100.00
Withdrawal of credited interest                                         (100.00)
Withdrawal of principal                                               (1,900.00)
                                                                  ==============
Balance after withdrawal                                          $    8,100.00

IRA's: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1000. If t he balance would be less than $1000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on  your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed interest is fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099).

Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Market Strategy Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Market Strategy Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your (TIN): As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor (Uniform Gifts/Transfers   The minor
to Minors Act)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC,  a wholly  owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), issues and guarantees the IDS Market Strategy Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Market Strategy Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. The IDS Market Strategy Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and Cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                             Percentage of total book value

First $250 million                                        0.750%
Next 250 million                                          0.650
Next 250 million                                          0.550
Next 250 million                                          0.500
Any amount over 1 billion                                 0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                               Percentage of
Year                                  Total fees               included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o    0.90% of the certificates reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $______________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $____________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

     o 1.00% of the initial investment on the first day of the certificate's term; and

     o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include: - AEFD

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Market Strategy Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Preferred Investors Certificate
Prospectus
April 28, 1999

Combines a competitive fixed rate of return with principal guaranteed by IDS Certificate Company.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Preferred Investors Certificates. You may:

o Purchase this certificate in any amount from $250,000 through $5 million.

o        Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

IDS Certificate Company                 Distributor:
IDS Tower 10                            American Express Financial Advisors Inc.
Minneapolis, MN  55440-0010             An American Express company
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect April 28, 1999:

                                                    Simple                            Effective
                                                   interest                           annualized
Term                                                rate*                              yield**
------------------------------------- ----------------------------------- -----------------------------------

   1-month
------------------------------------- ----------------------------------- -----------------------------------

   2-month
------------------------------------- ----------------------------------- -----------------------------------

   3-month
------------------------------------- ----------------------------------- -----------------------------------

   6-month
------------------------------------- ----------------------------------- -----------------------------------

  12-month
------------------------------------- ----------------------------------- -----------------------------------

  24-month
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

  36-month
------------------------------------- ----------------------------------- -----------------------------------

     * These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and
       "Promotions and pricing flexibility" under "About the certificate."

    ** Assuming monthly compounding for 12 months and a $250,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the Certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Contents

Table of contents

About the certificate                                                     p
Investment amounts and terms                                              p
Face amount and principal                                                 p
Value at maturity                                                         p
Receiving cash during the term                                            p
Interest                                                                  p
Rates for new purchases                                                   p
Promotions and pricing flexibility                                        p
Additional investments                                                    p

How to invest and withdraw funds                                          p
Buying your certificate                                                   p
Two ways to make investments                                              p
Full and partial withdrawals                                              p
When your certificate term ends                                           p
Transfers to other accounts                                               p
Two ways to request a withdrawal or transfer                              p
Three ways to receive payment when you withdraw funds                     p
Retirement plans: special policies                                        p
Withdrawal at death                                                       p
Transfer of ownership                                                     p
For more information                                                      p

Taxes on your earnings                                                    p
Retirement accounts                                                       p
Gifts to minors                                                           p
How to determine the correct TIN                                          p
Foreign investors                                                         p
Trusts                                                                    p

How your money is used and protected                                      p
Invested and guaranteed by IDSC                                           p
Regulated by government                                                   p
Backed by our investments                                                 p
Investment policies                                                       p

How your money is managed                                                 p
Relationship between IDSC and American
   Express Financial Corporation                                          p
Capital structure and certificates issued                                 p
Investment management and services                                        p
Distribution                                                              p
About American Express Service Corporation                                p
Transfer agent                                                            p
Employment of other American Express affiliates                           p
Directors and officers                                                    p
Independent auditors                                                      p
IDS Certificates                                                          p

Appendix                                                                  p

Annual financial information                                              p
Summary of selected financial information                                 p
Management's discussion and analysis of financial
   condition and results of operations                                    p
Report of independent auditors                                            p

Financial statements                                                      p

Notes to financial statements                                             p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Preferred Investors Certificate . It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Preferred Investors Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Preferred Investors Certificate in any amount from $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

              $500,000.00      Face amount (initial investment)
plus            $7,500.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus          $250,000.00      Additional investment to your certificate made in
                               the current term's grace period
minus              ($0.00)     Withdrawals and applicable penalties or fees
              $757,500.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________ [Assured Assets Product Promotions?]

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month IDS Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, IDSC's rates in effect for that date for the 24- and 36-month IDS Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by IDSC is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

o the rate in effect for your chosen term on the date your application is accepted at IDSC's corporate office or;

o the rate in effect for your chosen term on the business day preceding the date your application is accepted at IDSC's corporate office.

The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates. We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact the Client Service Organization at the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from IDSC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:

o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o You have 15 days from the date of purchase to cancel your investment without penalty by writing the Client Service Organization at the address on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will earn interest at the rate declared for your current term.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55440-0010

2
By wire

For investment into an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o    Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o    Bank wire purchases are not sent until the next business day.

o    Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o    You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal are subject to penalties, described below.

o Interest payments in cash may be sent to you at the end of each certificate month, quarter, semiannual or annual basis or end of term.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Partial withdrawals during a term must be at least $100. You may not make a partial withdrawal if it would reduce your certificate balance to less than $250,000. If you request such a withdrawal, we will contact you for revised instructions.

o Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

o Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o first from interest credited during the current term

o then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                                 $1,000,000.00
Interest credited                                                    $27,000.00
                                                                 ---------------
Total balance                                                     $1,027,000.00

Requested check                                                     $100,000.00
Credited interest withdrawn                                         ($27,000.00)

Withdrawal charge percent                                                     2%
Actual withdrawal charge                                              $1,460.00

Balance prior to withdrawal                                       $1,027,000.00
Requested withdrawal check                                         ($100,000.00)
Withdrawal charge                                                    ($1,460.00)
                                                               -----------------
Total balance after withdrawal                                       $925,540.00

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact the Client Service Organization at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. If you decide to cancel your certificate within this 15 day period you will earn interest at the rate declared for your current term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased [or added to] by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o        Maximum phone request: $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o Transactions over $50,000.

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o    Mailed to address on record; please allow seven days for mailing.

o    Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $250,000. If the balance would be less than $250,000, we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o    Minimum wire withdrawal: $1,000.

o    Request that money be wired to your bank.

o    Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o        No charge.

o        Deposited electronically in your bank account.

o        Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your (TIN) and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees IDS Preferred Investors certificates. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o        interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (IDS Preferred Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o  providing investment research;

o  making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                             Percentage of total book value

First $250 million                                                0.750%
Next 250 million                                                  0.650
Next 250 million                                                  0.550
Next 250 million                                                  0.500
Any amount over 1 billion                                         0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                               Percentage of
Year                                  Total fees               included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc. we pay for the distribution of this certificate as follows:

o 0.165% of the initial payment on the issue date of the certificate, and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o 0.165% of the initial payment on the issue date of the certificate; and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversee IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by
American Express
Financial Advisors Inc.

IDS Preferred Investors Certificate
Prospectus
April 28, 1999

Combines a competitive fixed rate of return with principal guaranteed by IDS Certificate Company.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Preferred Investors Certificates. You may:

o Purchase this certificate in any amount from $250,000 through $5 million.

o        Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor is not required to sell any specific amount of certificates.

Issuer:                                    Distributor:
IDS Certificate Company                    American Express Service Corporation
IDS Tower 10                               An American Express company
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR). See "About the certificate" for more explanation.

Here are the interest rates in effect on the date of this prospectus, April 28, 1999:

                                                    Simple                            Effective
                                                   interest                           annualized
Term                                                rate*                              yield**
------------------------------------- ----------------------------------- -----------------------------------

   1-month
------------------------------------- ----------------------------------- -----------------------------------

   2-month
------------------------------------- ----------------------------------- -----------------------------------

   3-month
------------------------------------- ----------------------------------- -----------------------------------

   6-month
------------------------------------- ----------------------------------- -----------------------------------

  12-month
------------------------------------- ----------------------------------- -----------------------------------

  24-month
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

  36-month
------------------------------------- ----------------------------------- -----------------------------------

     * These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and
       "Promotions and pricing flexibility" under "About the certificate."

    ** Assuming monthly compounding for 12 months and a $250,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here. See "Rates for new purchases" under "About the Certificate" for further information.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Contents

Table of contents

About the certificate                                                         p
Investment amounts and terms                                                  p
Face amount and principal                                                     p
Value at maturity                                                             p
Receiving cash during the term                                                p
Interest                                                                      p
Rates for new purchases                                                       p
Promotions and pricing flexibility                                            p
Additional investments                                                        p

How to invest your funds                                                      p
Buying your certificate                                                       p
When your certificate term ends                                               p
IRAs: special policies                                                        p
Withdrawal at death                                                           p

Taxes on your earnings                                                        p
Retirement accounts                                                           p
Gifts to minors                                                               p
How to determine the correct TIN                                              p
Foreign investors                                                             p
Trusts                                                                        p

How your money is used and protected                                          p
Invested and guaranteed by IDSC                                               p
Regulated by government                                                       p
Backed by our investments                                                     p
Investment policies                                                           p

How your money is managed                                                     p
Relationship between IDSC and American
   Express Financial Corporation                                              p
Capital structure and certificates issued                                     p
Investment management and services                                            p
Distribution                                                                  p
Other selling agents                                                          p
About American Express Service Corporation                                    p

Transfer agent                                                                p
Employment of other American Express affiliates                               p
Directors and officers                                                        p
Independent auditors                                                          p
IDS Certificates                                                              p

Appendix                                                                      p

Annual financial information                                                  p
Summary of selected financial information                                     p
Management's discussion and analysis of financial
   condition and results of operations                                        p
Report of independent auditors                                                p

Financial statements                                                          p

Notes to financial statements                                                 p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Preferred Investors Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts and terms

You may purchase the IDS Preferred Investors Certificate in any amount from $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior approval from IDSC, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which IDSC will guarantee an interest rate. IDSC guarantees your principal and interest. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals Face amount (initial investment) plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

              $500,000.00      Face amount (initial investment)
plus            $7,500.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus          $250,000.00      Additional investment to your certificate made in
                               the current term's grace period
minus              ($0.00)     Withdrawals and applicable penalties or fees
              $757,500.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each [three month] term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o        applying the interest rate then in effect to your balance each day;

o        adding these daily amounts to get a monthly total; and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800___________ [Assured Assets Product Promotions?]

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month IDS Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, IDSC's rates in effect for that date for the 24- and 36-month IDS Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by IDSC is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

o the rate in effect for your chosen term on the date your application is accepted at IDSC's corporate office or;

o the rate in effect for your chosen term on the business day preceding the date your application is accepted at IDSC's corporate office.

The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates. We also may offer different rates based on your amount invested and geographic location and whether the certificate is purchased for an IRA.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from IDSC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o        first from interest credited during the current term

o        then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment.

The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate. Your new balance would be $925,540.

Total investments                                               $1,000,000.00
Interest credited                                                  $27,000.00
                                                              ---------------
Total balance                                                   $1,027,000.00

Requested check                                                   $100,000.00
Credited interest withdrawn                                       ($27,000.00)

Withdrawal charge percent                                                2%
Actual withdrawal charge                                            $1,460.00

Balance prior to withdrawal                                     $1,027,000.00
Requested withdrawal check                                       ($100,000.00)
Withdrawal charge                                                  ($1,460.00)
                                                             -----------------
Total balance after withdrawal                                    $925,540.00

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, contact AEFD at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact AEFD at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. If you decide to cancel your certificate within this 15 day period you will earn interest at the rate declared for your current term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o        a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o        criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the joint account

------------------------------------------------------- -----------------------------------------------------


Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your [financial advisor or local American Express Financial Advisors Inc. office/financial consultant] for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien..

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC,  a wholly  owned  subsidiary  of American  Express  Financial  Corporation
(AEFC), issues and guarantees IDS Preferred Investors Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (IDS Preferred Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                              Percentage of total book value

First $250 million                                                 0.750%
Next 250 million                                                   0.650
Next 250 million                                                   0.550
Next 250 million                                                   0.500
Any amount over 1 billion                                          0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                                Percentage of
Year                                  Total fees                included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o        costs incurred by us in connection with real estate and mortgages;

o        taxes;

o        depository and custodian fees;

o        brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o        expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

o        0.165% on the initial payment on the issue date of the certificate; and

o 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o        0.165% on the initial payment of the issue date of the certificate; and

o 0.165% of the certificates reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $_____________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $_____________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o        0.20% of the initial payment on the issue date of the certificate; and

o 0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC, a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 199_. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

*You may experience delays when call volumes are high.

Distributed by American Express Financial Direct

IDS Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Stock Market Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Stock Market Certificates. You can:

o     Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return or whether to link all of it to the market.

o     Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:                               Distributor:
IDS Certificate Company               American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN  55440-0010           An American Express company
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 28, 1999:

Maximum                               Market participation percentage     Minimum
return                                                                    interest
------------------------------------- ----------------------------------- -----------------------------------

9%                                    100% (full)                         None
------------------------------------- ----------------------------------- -----------------------------------

9%                                    25% (partial)                       Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                                   p

Risk factors                                                               p

Contents

About the certificate                                                      p
Investment amounts                                                         p
Face amount and principal                                                  p
Certificate term                                                           p
Value at maturity                                                          p
Receiving cash before end of term                                          p
Interest                                                                   p
Promotions and pricing flexibility                                         p
Historical data on the S&P 500 Index                                       p
Calculation of return                                                      p
About the S&P 500 Index                                                    p
Opportunities at the end of a term                                         p

How to invest and withdraw funds                                           p
Buying your certificate                                                    p
Two ways to make investments                                               p
Full and partial withdrawals                                               p
Transfers to other accounts                                                p
Two ways to request a withdrawal or transfer                               p
Three ways to receive payment when you withdraw funds                      p
Retirement plans: special policies                                         p
Transfer of ownership                                                      p
For more information                                                       p

Taxes on your earnings                                                     p
Retirement accounts                                                        p
Gifts to minors                                                            p
How to determine the correct TIN                                           p
Foreign investors                                                          p
Trusts                                                                     p

How your money is used and protected                                       p
Invested and guaranteed by IDSC                                            p
Regulated by government                                                    p
Backed by our investments                                                  p
Investment policies                                                        p

How your money is managed                                        p
Relationship between IDSC and American
   Express Financial Corporation                                 p
Capital structure and certificates issued                        p
Investment management and services                               p
Distribution                                                     p
Selling Agreement with AEBI and Coutts                           p
About American Express Service Corporation                       p
About American Express Bank International and Coutts             p
Transfer agent                                                   p
Employment of other American Express affiliates                  p
Directors and officers                                           p
Independent auditors                                             p
IDS Certificates                                                 p

Appendix                                                         p

Annual financial information                                     p
Summary of selected financial information                        p
Management's discussion and analysis of financial
   condition and results of operations                           p
Report of independent auditors                                   p

Financial statements                                             p

Notes to financial statements                                    p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00      Face amount (initial investment)
plus               725.00      Interest credited to your account at the end of
                               the term
plus                 5.00      Interim interest (See "Interim interest")
minus              ($0.00)     Interest paid to you in cash
plus             2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties
           ===============
               $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest:  With this option:

     o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
     o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
     o   Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return consists of two parts:

    o A percentage of any increase in the S&P 500 Index, and o A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your American Express financial advisor, or the Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_________.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

1000                S&P 500 Index values-- December 1983 to February 1999

900

800                 Chart shows closing values of the S&P from above 100 in Dec.
                    1983 to near 800 in Feb. 1999.
700

600

500

400

300

200

100

`83  `84  `85  `86  `87  `88 `89  `90  `91  `92 '93 `94 `95 `96 `97  `98  `99

                       S&P 500 Index Average Annual Return

Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

1988                                  10                                  ______%
------------------------------------- ----------------------------------- -----------------------------------

1993                                  5                                   ______
------------------------------------- ----------------------------------- -----------------------------------

1997                                  1                                   ______
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of 40% to a low of -20%

30%
         Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

'84  '85  '86  '87  '88  '89  '90  '91  '92  '93 '94  '95   '96 '97  '98   `99

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1999

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 1/1/84 through

      2/28/99 with a high of just over 20 and a low between 0 and 5.

20

15    Label of "Y" axis reads: Observations

10

5

   -15   -10   -5   0    5   10    15    20       25       29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the IDS Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                     Actual 52-week return 1/7/92 to 2/16/99

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.

30%

25%

20%

15%

10%

5%

0%

     1/915/91  9/911/925/92 9/921/93 5/938/931/94 5/949/94 1/955/959/95 1/965/96
9/961/971/98

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.16%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of Term                         Maximum annual return               Partial participation minimum rate

------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

     o you purchased the certificate with a $10,000 original investment, o the partial participation rate is 25%, o the minimum interest rate for partial participation is 2.50%, o the maximum total return for full and partial participation is 9%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            8% increase in the S&P 500 Index               Index 1,080
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)



2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            4% decrease in the S&P 500 Index               Index 961
-----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                              (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            16% increase in the S&P 500 Index              Index 1,160
-------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o     change your interest selection;

o     add money to your certificate;

o     change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o     receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and/or the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

Purchase policies:
o Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

o If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve
     Bank) before your purchase will be accepted and you begin earning interest.

o IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55440-0010

2
By wire

If you have an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

o Minimum amount you may wire: $1,000.

o Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Bank wire purchases are not sent until the next business day.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o     You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. Furthermore, if you purchase this certificate for an IRA, 401(k), or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

o Complete withdrawal of your certificate is made by giving us proper instructions.

     To complete these transactions, see "Two ways to request a withdrawal or transfer."

o If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

o Full and partial withdrawals of principal during a term are subject to penalties, described below.

o You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                                 $   10,000.00
Interest (interest is credited at the end of the term)                   0.00
Withdrawal of principal                                             (2,000.00)
2% withdrawal penalty                                                  (40.00)
                                                                ==============
Balance after withdrawal                                        $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest:

Account balance                                                 $   10,000.00
Interest credited to date                                              100.00
Withdrawal of credited interest                                       (100.00)
Withdrawal of principal                                             (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)                  (38.00)
                                                                ==============
Balance after withdrawal                                        $    8,062.00

Retirement plans: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA, 401(k) or other qualified retirement plan account.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased [or added to] by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

Call the Client Service Organization at the telephone numbers listed on the back cover.

o     Maximum phone request:  $50,000.

o Transfers into an American Express Financial Advisors Inc. account with the same ownership.

o A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

o We will honor any telephone withdrawal or transfer request and will use reasonable procedures to confirm authenticity.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

o Transactions over $50,000

o Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

o Transfers to another American Express Financial Advisors Inc. account with different ownership. (All current registered owners must sign the request.)

Three ways to receive payment when you withdraw funds

1
By regular or express mail

o     Mailed to address on record; please allow seven days for mailing.

o     Payable to name(s) you requested.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000 we will deduct the fee from the proceeds of the withdrawal.

2
By wire

o     Minimum wire withdrawal:  $1,000.

o     Request that money be wired to your bank.

o     Bank account must be in same ownership as IDSC account.

o Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

o Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

o     No charge.

o     Deposited electronically in your bank account.

o     Allow two to five business days from request to deposit.

Retirement plans: special policies

o If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

o If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

o The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o     a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o     criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:

------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization

------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a CDI, part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o     interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to a maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1998:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 199_ schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending  securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries.)

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                      Percentage of total book value

First $250 million                                         0.750%
Next 250 million                                           0.650
Next 250 million                                           0.550
Next 250 million                                           0.500
Any amount over 1 billion                                  0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                                 Percentage of
Year                                  Total fees                 included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o     costs incurred by us in connection with real estate and mortgages;

o     taxes;

o     depository and custodian fees;

o     brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o     expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., we pay for the distribution of this certificate by American Express Financial Advisors Inc. as described below.

For certificates sold through American Express Financial Advisors Inc. or through American Express Bank International (AEBI) and Coutts & Co. (USA) International (Coutts) we pay distribution fees as follows:

o 0.90% of the initial investment on the first day of the certificate's term; and

0.90% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI), American Express Bank International (AEBI) or Coutts & Co. (USA) International (Coutts) representatives.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC the following:

o 1.00% of the initial investment on the first day of the certificate's term; and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1998. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1999.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors. American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Selling Agent Agreements with AEBI, Coutts and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI, Coutts and SAI receive compensation for their services as Selling Agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts receives a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

SAI receives a fee equal to 0.90% per term of the principal amount of each certificate for which SAI is the selling agent.

Coutts is compensated on certificates owned by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on additional investments and exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

About AEBI and Coutts

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 1998, AEBI had total assets of $___ million and total equity of $___ million.

Coutts is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is an indirect wholly owned subsidiary of National Westminster Bank PLC. As an Edge Act corporation, Coutts is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the IDS Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI or Coutts, by AEBL, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference*

Client Service Organization
Withdrawals, transfers, inquiries

National/Minnesota:   800-437-3133
Mpls./St. Paul area:  612-671-3800

TTY Service
For the hearing impaired
800-846-4852

American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)

National/Minnesota:   800-862-7919
Mpls./St. Paul area:  800-862-7919

*You may experience delays when call volumes are high.

Web site address: http://www.americanexpress.com/advisors

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Stock Market Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Stock Market Certificates. You can:

o    Purchase this certificate in any amount from $1,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely be the assets of IDSC. See "Risk factors" on page 2p.

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:                                Distributor:
IDS Certificate Company                American Express Service Corporation
IDS Tower 10
Minneapolis, MN 55440-0010             An American Express company
800-297-7378 (toll free)

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index) See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect April 28, 1999:

Maximum                               Market participation percentage     Minimum
return                                                                    interest
------------------------------------- ----------------------------------- -----------------------------------

9%                                    100% (full)                         None
------------------------------------- ----------------------------------- -----------------------------------

9%                                    25% (partial)                       Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------

These rates may or may not be in effect when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using the "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                                p

Risk factors                                                            p

Contents

About the certificate                                                   p
Investment amounts                                                      p
Face amount and principal                                               p
Certificate term                                                        p
Value at maturity                                                       p
Receiving cash before end of term                                       p
Interest                                                                p
Promotions and pricing flexibility                                      p
Historical data on the S&P 500 Index                                    p
Calculation of return                                                   p
About the S&P 500 Index                                                 p
Opportunities at the end of a term                                      p

How to invest your funds                                                p
Buying your certificate                                                 p
IRAs: special policies                                                  p

Taxes on your earnings                                                  p
Retirement accounts                                                     p
Gifts to minors                                                         p
How to determine the correct TIN                                        p
Foreign investors                                                       p
Trusts                                                                  p

How your money is used and protected                                    p
Invested and guaranteed by IDSC                                         p
Regulated by government                                                 p
Backed by our investments                                               p
Investment policies                                                     p

How your money is managed                                               p
Relationship between IDSC and American
   Express Financial Corporation                                        p
Capital structure and certificates issued                               p
Investment management and services                                      p
Distribution                                                            p
Selling Agreement with AEBI and Coutts                                  p
Other selling agents                                                    p
About American Express Service Corporation                              p
Transfer agent                                                          p
Employment of other American Express affiliates                         p
Directors and officers                                                  p
Independent auditors                                                    p
IDS Certificates                                                        p

Appendix                                                                p

Annual financial information                                            p
Summary of selected financial information                               p
Management's discussion and analysis of financial
   condition and results of operations                                  p
Report of independent auditors                                          p

Financial statements                                                    p

Notes to financial statements                                           p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Stock Market Certificate in any amount from $1,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

The certificate may be used as an investment for your Individual Retirement Account (IRA). If so used, the amount of your contribution (investment) will be subject to limitations in applicable federal law.

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00      Face amount (initial investment)
plus               725.00      Interest credited to your account at the end of
                               the term
plus                 5.00      Interim interest (See "Interim interest")
minus              ($0.00)     Interest paid to you in cash
plus             2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties
           ===============
               $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

You chose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest:  With this option:
o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
o    Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a certain part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return is consists of two parts:

o    A percentage of any increase in the S&P 500 Index, and

o    A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return including both participation and minimum interest for a term for which you have chosen participation interest will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 52-week certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call American Express Financial Direct
(AEFD) at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly, and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult AEFD at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-________.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Feb. 28, 1999. The values of the S&P 500 Index are reprinted with the permission of S&P.

1000                       S&P 500 Index values-- December 1983 to February 1999

900

800               Chart shows closing values of the S&P from above 100 in Dec.
                  1983 to near 800 in Feb. 1999.
700

600

500

400

300

200

100
`83  `84  `85 `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  `97 '98 `99


                       S&P 500 Index Average Annual Return
Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

198_                                  10                                  ______%
------------------------------------- ----------------------------------- -----------------------------------

199_                                  5                                   ______
------------------------------------- ----------------------------------- -----------------------------------

199_                                  1                                   ______
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                 S&P 500 Index - December 1984 to February 1999

50%

40% Chart shows 52-week Moving Price Return of the S&P from a high of 40% to a low of -20%
30%
                  Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84  `85  `86  `87  `88  `89  `90  `91  `92  `93  `94  `95  `96  '97    `98

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                 S&P 500 Index - December 1984 to February 1999

25 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 1/1/84 through 2/28/99 with a high of just over 20 and a low between 0 and 5.
20

15
                  Label of "Y" axis reads: Observations
10

5

    -15   -10   -5    0     5     10    15     20      25       29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the [IDS Stock Market Certificate/American Express Stock Market Certificate] at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, IDS Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                     Actual 52-week return 1/7/92 to 2/16/99

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the period and 25% level of participation tracking at the 25% level of return.
30%

25%

20%

15%

10%

5%

0%

      1/91 5/91 9/91 1/92 5/92 9/92 1/93 5/93 8/93 1/94 5/94 9/94 1/95 5/95 9/95
1/96 5/96 9/96 1/97 1/98

The IDS Stock Market Certificate was first available on Jan. 24, 1990, the performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
equals            2.19%
plus              2.50%      2.50% minimum interest rate
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

Start of Term                         Maximum annual return               Partial participation minimum rate

------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:
o you purchased the certificate with a $10,000 original investment, o that the partial participation rate is 25%, o the minimum interest rate for partial participation is 2.50%, o the maximum total return for full and partial participation is 9%.


1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            8% increase in the S&P 500 Index               Index 1,080
---------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            4% decrease in the S&P 500 Index               Index 961
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
-                                                -------
           (0% Total return)                     $10,250    Ending balance
                              (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1,000            16% increase in the S&P 500 Index              Index 1,160
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for the IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection;

o    add money to your certificate;

o    change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o    receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies".

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "IRAs: special policies".

You may not make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                            $   10,000.00
Interest (interest is credited at the end of the term)              0.00
Withdrawal of principal                                        (2,000.00)
2% withdrawal penalty                                             (40.00)
                                                           ==============
Balance after withdrawal                                   $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest:

Account balance                                             $   10,000.00
Interest credited to date                                          100.00
Withdrawal of credited interest                                   (100.00)
Withdrawal of principal                                         (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)              (38.00)
                                                            ==============
Balance after withdrawal                                    $    8,062.00

IRAs: In addition, you may be subject to IRS penalties for early withdrawals if your certificate is in an IRA.

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

IRAs: special policies

o If the certificate is purchased for an IRA, the terms and conditions of the certificate apply to the IRA as the owner of this certificate. However, the terms of the IRA, as interpreted by the trustee, will determine how a participant's individual IRA is administered. These terms may differ from the terms of the certificate.

o The annual custodial fee for an IRA may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

o IRA withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

o We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

o If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

o The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the IDS Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the IDS Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Retirement accounts

If you are using the certificate as an investment for an IRA, income tax rules for your IRA apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your TIN and backup withholding: As with any financial account you open, you must list your current and correct TIN, which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument
(CDI), part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 199_:

Type of investment                                      Net amount invested

Government  agency bonds
Corporate and other bonds
Preferred  stocks
Mortgages
Cash and cash equivalents
Municipal bonds

As of Dec. 31, 1998 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1998, IDSC held about __% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others)under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1998, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1998, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                         Percentage of total book value

First $250 million                                            0.750%
Next 250 million                                              0.650
Next 250 million                                              0.550
Next 250 million                                              0.500
Any amount over 1 billion                                     0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                              Percentage of
Year                                  Total fees              included assets
1998                                  $
1997                                  $
1996                                  $

Estimated advisory and services fees for 1999 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct (AEFD), we pay AESC for the distribution of this certificate as follows:

o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI), American Express Bank International (AEBI) or Coutts & Co. (USA) International (Coutts) representatives.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term, for certificates sold through American Express Financial Advisors or through American Express Bank International (AEBI) or Coutts & Co (USA) International (Coutts) representatives.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 199_. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1999.

See note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Selling Agent Agreements with AEBI, Coutts and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI, Coutts and SAI receive compensation for their services as Selling Agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts receives a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

o SAI receives a fee equal to 0.90% per term of the principal amount of each certificate for which SAI is the selling agent.

Coutts is compensated on additional investments made by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI and Coutts are Edge Act  corporations  organized  under the  provisions  of
Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

Coutts is an indirect wholly owned subsidiary of National Westminster Bank PLC. As Edge Act corporations, AEBI and Coutts are subject to the provisions of
Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). They are supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, by Coutts, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Other selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors or AESC, at commissions of up to:

o    0.20% of the investment on the first day of the certificate's term; and

o 0.20% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Transfer agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $______ during 1998 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

Paula R. Meyer
Born in 1954. President since June 1998.
Piper Capital Management (PCM) President from October 1997 to May 1998. PCM Director of Marketing from June 1995 to October 1997. PCM Director of Retail Marketing from December 1993 to June 1995.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since June 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997. Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies-Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1998. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC include: - AEFD

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Market Strategy Certificate-A certificate that pays interest at a fixed rate or linked to one-year stock market performance, as measured by a broad market index, for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

* You may experience delays when call volumes are high.

Distributed by American Express Service Corporation

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Stock Market Certificate
Prospectus
April 28, 1999

Potential for stock market growth with safety of principal.

IDS Certificate Company (IDSC), a subsidiary of American Express Financial Corporation, issues IDS Stock Market Certificates. You can:

o    Purchase this certificate in any amount from $2,000 through $1 million.

o Participate in any increase of the stock market based on the S&P 500 Index while protecting your principal.

o Decide whether IDSC will guarantee part of your return or whether to link all of it to the market.

o    Keep your certificate for up to 14 terms.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of IDSC. See "Risk factors" on page 2p."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:                                 Distributor:
IDS Certificate Company                 American Express Financial Advisors Inc.
IDS Tower 10
Minneapolis, MN  55440-0010             Selling Agent:
800-437-3133 (toll free)                Securities America, Inc.

                                       American Express companies

Initial interest and participation rates

IDSC guarantees return of your principal. The interest on your certificate is linked to stock market performance as measured by the Standard & Poor's 500 Composite Stock Price Index (S&P 500 Index). See "About the certificate" for more explanation.

Here are the interest rates and market participation percentages in effect on January 13, 1999:

Maximum                               Market participation percentage     Minimum
return                                                                    interest
------------------------------------- ----------------------------------- -----------------------------------

9%                                    100% (full)                         None
------------------------------------- ----------------------------------- -----------------------------------

9%                                    25% (partial)                       Currently 2.50%
------------------------------------- ----------------------------------- -----------------------------------

These rates may or may not have changed when you apply to purchase your certificate. For your first term, if you choose the partial participation option for your certificate, your minimum interest rate will be between 2.00% and 3.00%. Rates for later terms are set at the discretion of IDSC and may differ from the rates shown here.

Risk factors

You should consider the following when investing in this certificate.

This certificate is backed solely by the assets of IDSC. Most of our assets are debt securities whose price generally falls as interest rates increase, and rises as interest rates decrease. Credit ratings of the issuers of securities in our portfolio vary. See "Invested and guaranteed by IDSC," "Regulated by government," "Backed by our investments" and "Investment policies" under "How your money is used and protected."

If you choose to link all of your return on this certificate to the S&P 500 Index, you earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term. See "Interest" under "About the certificate."

American Express Financial Corporation (AEFC), the parent company of IDSC, maintains the major computer systems used by IDSC. The Year 2000 (Y2K) issue is the result of computer programs that may recognize a date using "00" as the year 1900 rather than 2000. This could result in the failure of major systems. AEFC and its parent company, American Express Company, began addressing the Y2K issue in 1995 and have established a plan for resolution. See "Management's discussion and analysis of financial condition and results of operation."

Table of contents

Initial interest and participation rates                                    p

Risk factors                                                                p

Contents

About the certificate                                                       p
Investment amounts                                                          p
Face amount and principal                                                   p
Certificate term                                                            p
Value at maturity                                                           p
Receiving cash before end of term                                           p
Interest                                                                    p
Promotions and pricing flexibility                                          p
Historical data on the S&P 500 Index                                        p
Calculation of return                                                       p
About the S&P 500 Index                                                     p
Opportunities at the end of a term                                          p

How to invest your funds                                                    p
Buying your certificate
Transfer of ownership                                                       p

Taxes on your earnings
Gifts to minors                                                             p
How to determine the correct TIN                                            p
Foreign investors                                                           p
Trusts                                                                      p

How your money is used and protected                                        p
Invested and guaranteed by IDSC                                             p
Regulated by government                                                     p
Backed by our investments                                                   p
Investment policies                                                         p

How your money is managed                                                   p
Relationship between IDSC and American
   Express Financial Corporation                                            p
About Securities America                                                    p
Capital structure and certificates issued                                   p
Investment management and services                                          p
Distribution                                                                p
Selling Agreement with SAI, AEBI and Coutts                                 p
Selling agents                                                              p

Transfer Agent                                                              p
Employment of other American Express affiliates                             p
Directors and officers                                                      p
Independent auditors                                                        p
[Forward looking statements - section to be inserted if not in MD & A]      p

Appendix                                                                    p

Annual financial information                                                p
Summary of selected financial information                                   p
Management's discussion and analysis of financial
   condition and results of operations                                      p
Report of independent auditors                                              p

Financial statements                                                        p

Notes to financial statements                                               p

About the certificate

Read and keep this prospectus

This prospectus describes terms and conditions of your IDS Stock Market Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Stock Market Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

Investment amounts

You may purchase the IDS Stock Market Certificate in any amount from $2,000 through $1 million (unless you receive prior approval from IDSC to invest more) payable in U.S. currency. You may also make additional lump-sum investments in any amount at the end of any term as long as your total amount paid in is not more than the $1 million (unless you receive prior approval from IDSC to invest more).

Face amount and principal

The face amount of your certificate is the amount of your initial investment. Your principal is the value of your certificate at the beginning of each subsequent term. IDSC guarantees your principal. It consists of the amount you actually invest plus interest credited to your account and any additional investment you make less withdrawals, penalties and any interest paid to you in cash.

For example: Assume your initial investment (face amount) of $10,000 has earned a return of 7.25%. IDSC credits interest to your account at the end of the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

               $10,000.00      Face amount (initial investment)
plus               725.00      Interest credited to your account at the end of
                               the term
plus                 5.00      Interim interest (See "Interim interest")
minus              ($0.00)     Interest paid to you in cash
plus             2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties
           ===============
               $13,230.00      Principal at the beginning of the next term.

Certificate term

Your first certificate term is a 52-week period. It begins on the Wednesday after IDSC accepts your application and ends the Tuesday before the 52-week anniversary of its acceptance. For example, if IDSC accepts your application on a Wednesday, your first term would begin the next Wednesday. Your certificate will earn interest at the interim interest rate then in effect until the term begins. It will not earn any participation interest until the term begins. If you choose to continue to receive participation interest, subsequent terms are 52-week periods that begin on the Wednesday following the 14-day grace period at the end of the prior 52-week term. You may begin your next term on any Wednesday during the 14-day period by providing prior written instructions to IDSC. If you choose to receive fixed interest, subsequent terms will be up to 52 weeks as described in "Fixed interest" under "Interest" below.

Value at maturity

Your certificate matures after 14 terms. Then you will receive a distribution for its value. Participation terms are always 52 weeks. Fixed interest terms may be less than 52 weeks if you change to participation before the end of the 52-week period. At maturity, the value of your certificate will be the total of your actual investments, plus credited interest not paid to you in cash, less any withdrawals and withdrawal penalties. Certain other fees may apply.

Receiving cash before end of term

If you need money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. The service document describes procedures for withdrawing money, as well as conditions under which penalties apply.

Interest

You choose from two types of participation interest for your first term: 1) full participation, or 2) partial participation together with minimum interest. Interest earned under both of these options has an upper limit which is the maximum annual return explained below. After your first term, you may choose full or partial participation, or not to participate in any market movement and receive a fixed rate of interest.

Full participation interest:  With this option:
o You participate 100% in any percentage increase in the S&P 500 Index up to the maximum return.
o You earn interest only if the value of the S&P 500 Index is higher on the last day of your term than it was on the first day of your term.
o    Your return is linked to stock market performance.

The S&P 500 Index is frequently used to measure the relative performance of the stock market. For a more detailed discussion of the S&P 500 Index, see "About the S&P 500 Index."

Partial participation and minimum interest: This option allows you to participate in a specified part (market participation rate) of any increase in the S&P 500 Index together with a rate of interest guaranteed by IDSC in advance for each term (minimum interest).
Your return consists of two parts:

o    A percentage of any increase in the S&P 500 Index, and

o    A rate of interest guaranteed by IDSC in advance for each term.

Together, they cannot exceed the maximum return.

If you choose the partial participation option for your first term, the minimum interest paid on your certificate will be between 2.00% and 3.00%.

The market  participation rate and the minimum interest rate on the date of this
prospectus  are  listed  on  the  inside  cover  under  "Initial   interest  and
participation rates."

Fixed interest: After your first term, this fixed interest option allows you to stop participating in the market entirely for some period of time. A fixed interest term is 52 weeks unless you choose to start a new participation term before your 52-week term ends. You may choose to receive a fixed rate of interest for any term after the first term. During the term when you are receiving fixed interest, you can change from your fixed interest selection to again participate in the market. If you make the change from fixed interest to participation interest, your next term would begin on the Wednesday following our receipt of notice of your new selection. In this way, you may have a term (during which you would earn fixed interest) that is less than 52 weeks. You may not change from participation interest to fixed interest during a term.

Maximum annual return: This is the cap, or upper limit, of your return. Your total return, including both participation and minimum interest for a term for which you have chosen participation interest, will be limited to this maximum return percentage.

Determining the S&P 500 Index value: The stock market closes at 3 p.m. Central time. The S&P 500 Index value is available at approximately 4:30 p.m. This is the value we currently use to determine participation interest. Occasionally, Standard & Poor's (S&P) makes minor adjustments to the closing value after 4:30 p.m., and the value we use may not be exactly the one that is published the next business day. In the future, we may use a later time cut-off if it becomes feasible to do so. If the stock market is not open or the S&P 500 Index is unavailable as of the last day of your term, the preceding business day for which a value is available will be used instead. Each Tuesday's closing value of the S&P 500 Index is used for establishing the term start and the term end values each week.

Interim interest: When we accept your application, we pay interim interest to your account for the time before your first term begins. We also pay interim interest for the 14-day period between terms unless you write or call to ask us to begin your next term earlier. You may withdraw this interest in cash at any time before it becomes part of your certificate's principal without a withdrawal penalty. If it is not withdrawn, the interest will become part of your certificate's principal at the start of the next succeeding term. For example, the interest you earn between the end of the first and the beginning of the second term will become part of the principal at the start of your third term. Interim interest rates for the time before your first term begins will be within a range 15 basis points (.15%) below to 85 basis points (.85%) above the average interest rate published for 12-month certificates of deposit in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average), North Palm Beach, FL 33408. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service has no connection with IDSC, American Express Financial Corporation (AEFC) or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information or current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover.

Earning interest: IDSC calculates, credits and compounds participation interest at the end of your certificate term. Minimum interest accrues daily and is credited and compounded at the end of your certificate term. Fixed interest accrues and is credited daily and compounds at the end of your term. Both minimum and fixed interest are calculated on a 30-day month and 360-day year basis. Interim interest accrues and is credited daily and compounds at the end of your term immediately following the period in which interim interest is credited.

Rates for future periods: After the initial term, the maximum return, market participation percentage or minimum interest rate on your certificate may be greater or less than those shown on the front of this prospectus. We review rates weekly and have complete discretion to decide what interest rate will be declared.

To find out what your certificate's new maximum return, market participation percentage and minimum interest rate will be for your next term, please consult your registered representative or the Client Service Organization at the telephone numbers listed on the back cover.

This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about any such other distributors or selling agents by calling 800-_________.

Promotions and pricing flexibility

IDSC may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. These promotions will generally be for a specified period of time.

We also may offer different rates based on the amount invested and geographic location.

Historical Data on the S&P 500 Index

The following chart illustrates the month-end closing values of the index from Dec. 31, 1983 through Oct. 27, 1998. The values of the S&P 500 Index are reprinted with the permission of S&P.

              S&P 500 Index values -- December 1983 to October 1998

1000              Chart shows closing values of the S&P from above 100 in Dec.
                  1983 to near 800 in Oct. 1998.
900

800

700

600

500

400

300

200

`83  `84   `85   `86  `87  `88  `89  `90 `91  `92 `93  `94  `95  `96  `97   `98


                       S&P 500 Index Average Annual Return
Beginning date                        Period held                         Average annual
Dec. 31,                              in Years                            return
------------------------------------- ----------------------------------- -----------------------------------

1987                                  10                                  14.66%
------------------------------------- ----------------------------------- -----------------------------------

1992                                  5                                   17.37
------------------------------------- ----------------------------------- -----------------------------------

1996                                  1                                   31.01
------------------------------------- ----------------------------------- -----------------------------------

The next chart illustrates, on a moving 52-week basis, the price return of the S&P 500 Index measured for every 52-week period beginning with the period ended Dec. 31, 1984. The price return is the percentage return for each period using month-end closing prices of the S&P 500 Index. Dividends and other distributions on the securities comprising the S&P 500 Index are not included in calculating the price return.

                  S&P 500 Index - December 1984 to October 1998

40% Chart shows 52-week Moving Price Return of the S&P from a high of 40% to a low of -20%
30%
                    Label of "Y" axis reads: 52-week return
20%

10%

0%

-10%

-20%

`84    `85   `86   `87    `88   `89   `90    `91   `92   `93    `94   `95   `96

Using the same data on price returns described above, the next graph expands on the information in the preceding chart by illustrating the distribution of all the 52-week price returns of the S&P 500 Index beginning with the 52-week period ending Dec. 31, 1984. The graph also shows the number of times these price returns fell within certain ranges.

                  S&P 500 Index - December 1984 to October 1998

30 Chart shows the distribution of all of the 52-week price returns of the S&P 500 from 1/7/92 through 10/27/98 with a high of just over 20 and a low between 0 and 5.
25

20                  Label of "Y" axis reads: Observations

15

10

5

    -15   -10    -5    0     5     10    15    20     25     29.9     >=30

The last chart illustrates, on a moving weekly basis, the actual 52-week return of the Stock Market Certificate at full and partial participation compared to the price return of the NYSE Composite Index(R) through October 1992 and the S&P 500 Index after October 1992. For non-guaranteed funds received before Nov. 3, 1992, and guaranteed funds received before Nov. 4, 1992, Stock Market Certificate participation interest was based on the NYSE Composite Index(R) rather than the S&P 500 Index.

                    Actual 52-week return 1/22/92 to 10/27/98

35% Chart shows actual returns of the certificate at full and 25% participation with the full participation generally tracking the market indexes over the.
30%            period and 25% level of participation tracking at the 25% level of return.
25%

20%

15%

10%

5%

0%

       1/91  5/91  9/91  1/92  5/92 9/92 1/93 5/93 8/93 1/94 5/94 9/94 1/95 5/95
9/95 1/96 5/96 9/96 1/97

The Stock Market Certificate was first available on Jan. 24, 1990. The performance reflects the returns on the 52-week anniversary date, falling on a Wednesday, of each of the weeks shown.

Your interest earnings are tied to the movement of the Index. They will be based on any increase in the Index as measured on the beginning and ending date of each 52-week term. Of course, if the Index is not higher on the last day of your term than it was on the first day, your principal will be secure but you will earn no participation interest.

The NYSE Composite Index(R) is a registered service mark of the New York Stock Exchange, Inc. (NYSE) and is a composite covering price movements of all common stocks listed on the NYSE.

How the index has performed in the past does not indicate how the stock market or the certificate will perform in the future. There is no assurance that certificate owners will receive interest on their accounts beyond any minimum interest or fixed interest selected. The index could decline.

Calculation of return

The increase or decrease in the S&P 500 Index, as well as the actual return paid to you, is calculated as follows:

Rate of return on S&P 500 Index

Term ending value of S&P 500 Index minus Term beginning value of S&P 500 Index divided by Term beginning value of S&P 500 Index equals Rate of return on S&P 500 Index

The actual return paid to you will depend on your interest participation selection.

For example, assume:

Term ending value of S&P 500 Index                                           968
Term beginning value of S&P 500 Index                                        890
Maximum return                                                                9%
Minimum return                                                             2.50%
Partial participation rate                                                   25%

                   968       Term ending value of S&P 500 Index
minus              890       Term beginning value of S&P 500 Index
                 -------
equals              78       Difference between beginning and ending values

                    78       Difference between beginning and ending values
divided by         890       Term beginning value of S&P 500 Index
equals            8.76%      Percent increase - full participation return

                  8.76%      Percent increase or decrease
times            25.00%      Partial participation rate
                 ------
equals            2.19%
plus              2.50%      2.50% minimum interest rate
                -------
equals            4.69%      Partial participation return

In both cases in the example, the return would be less than the 9% maximum.

Maximum Return and Partial Participation Minimum Rate History - The following table illustrates the maximum annual returns and partial participation minimum rates that have been in effect since the Stock Market Certificate was introduced.

                                                                             Partial participation minimum rate
Start of Term                         Maximum annual return
------------------------------------- ----------------------------------- -----------------------------------

Jan. 24, 1990                                        18.00%                          5.00%
------------------------------------- ----------------------------------- -----------------------------------

Feb. 5, 1992                                         18.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 13, 1992                                         15.00                           4.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Sept. 9, 1992                                        12.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 11, 1992                                        10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Nov. 2, 1994                                         10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

April 26, 1995                                       12.00                           3.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Jan. 17, 1996                                        10.00                           3.25
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Feb. 26, 1997                                        10.00                           3.00
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

May 7, 1997                                          10.00                           2.75
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Oct. 8, 1997                                         10.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------

Dec. 16, 1998                                         9.00                           2.50
------------------------------------- ----------------------------------- -----------------------------------

Examples:

To help you understand the way this certificate works, here are some hypothetical examples. The following are three different examples of market scenarios and how they affect the certificate's return. Assume for all examples that:

o    you purchased the certificate with a $10,000 original investment,

o    the partial participation rate is 25%,

o    the minimum interest rate for partial participation is 2.50%,

o    the maximum total return for full and partial participation is 9%.

1.  If the S&P 500 Index value rises

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             8% increase in the S&P 500 Index               Index 1080
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    800   8% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Participation interest                +   200    25% x 8% x $10,000 Participation interest
--------                                         -------
 $10,800   Ending balance                        $10,450    Ending balance
           (8% Total return)                                (4.50% Total return)

2. If the Market and the S&P 500 Index value fall

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             4% decrease in the S&P 500 Index               Index 961
--------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+      0   Participation interest                +   250    2.50% (Minimum interest rate) x $10,000
--------
 $10,000   Ending balance                        +     0    Participation interest
                                                 -------
           (0% Total return)                     $10,250    Ending balance
                              (2.50% Total return)

3. If the Market and the S&P 500 Index value rise above the maximum return

Week 1/Wed                                                             Week 52/Tues
     S&P 500                                                               S&P 500
     Index 1000             16% increase in the S&P 500 Index              Index 1160
----------------------------------------------------------------------------------------------------------------------------------
Full participation interest                      Partial participation interest and minimum interest
 $10,000   Original investment                   $10,000Original investment
+    900   9% x $10,000                          +   250    2.50% (Minimum interest rate) x $10,000
           Maximum interest                      +   400    25% x 16% x $10,000 Participation interest
--------                                         -------
 $10,900   Ending balance                        $10,650    Ending balance
           (9% Total return)                                (6.50% Total return)

About the S&P 500 Index

The description in this prospectus of the S&P 500 Index including its make-up, method of calculation and changes in its components are derived from publicly available information regarding the S&P 500 Index. IDSC does not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is composed of 500 common stocks, most of which are listed on the New York Stock Exchange. The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock movement. Standard & Poor's (S&P) chooses the 500 stocks to be included in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the U.S. common stock population. Changes in the S&P 500 Index are reported daily in the financial pages of many major newspapers. The index used for IDS Stock Market Certificate excludes dividends on the 500 stocks.

"Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies Inc. and have been licensed for use by IDSC. The certificate is not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the certificate or any member of the public regarding the advisability of investing in securities generally or in the certificate particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to IDSC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to IDSC or the certificate. S&P has no obligation to take the needs of IDSC or the owners of the certificate into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the certificate to be issued or in the determination or calculation of the equation by which the certificate is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the certificate.

S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to the results to be obtained by IDSC, owners of the certificate, or any person or entity from the use of the S&P 500 Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 Index or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

If for any reason the S&P 500 Index were to become unavailable or not reasonably feasible to use, we would use a comparable stock market index for determining participation interest. If this were to occur, we would send you a notice indicating the comparable index that will be used and give you the option to surrender your certificate, if desired, and receive your principal, without being assessed a surrender charge.

Opportunities at the end of a term

Grace period: When your certificate term ends, you have 14 days before a new term automatically begins. During this 14-day grace period you can:

o    change your interest selection;

o    add money to your certificate;

o    change your term start date;

o withdraw part or all of your money without a withdrawal penalty or loss of interest; or

o    receive your interest in cash.

Fixed interest only: The grace period does not apply if you made the change from fixed interest back to participation interest during a term as discussed in "Fixed interest" under "Interest" above. Instead, your new 52-week term will begin on the Wednesday following our receipt of your notice of your new interest selection.

New term: If you do not make changes, your certificate will continue with your current selections when the new term begins 14 days later. You will earn interim interest during this 14-day grace period. If you don't want to wait 14 days before starting your next market participation term, you must phone or send written instructions before your current term ends. You can tell us to start your next term on any Wednesday that is during the grace period and immediately following the date on which we receive your notice. Your notice may also tell us to change your interest selection, add to your certificate or withdraw part of your money. The notification that we send you at the end of the term cannot be sent before the term ends because indexing information and interest (if any) are included in the notice and are not known until the term ends. Any additional payments received during the current term will be applied at the end of the current term. By starting your new term early and waiving the 14-day grace period, you are choosing to start your next term without knowing the ending value of your current term.

How to invest your funds

Buying your certificate

Your registered representative will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When we have accepted your application and we have received your initial investment, we will send you a confirmation showing the acceptance date, the date your term begins and the interest selection you have made detailing your market participation percentage and, if applicable, the minimum interest rate for your first term. After your term begins, we will send you notice of the value of the S&P 500 Index on the day your term began. The rates in effect on the date we accept your application are the rates that apply to your certificate. See "Purchase policies" below.

Important: When you open an account, you must provide IDSC with your correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. See "Taxes on your earnings."

If you wire your investment into an established account, you must pay any fee the bank charges for wiring.

Penalties for withdrawal during a term: If you withdraw money during a term, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner.

You may not make a partial withdrawal if it would reduce your certificate balance to less than $2,000. If you request such a withdrawal, we will contact you for revised instructions.

When you request a full or partial withdrawal during a term, we pay you from the principal of your certificate.

Loss of interest: If you make a withdrawal at any time other than at the end of the term, you will lose any interest accrued on the withdrawal amount since we credit minimum and participation interest only at the end of a term. However, we will pay accrued fixed and interim interest to the date of the withdrawal.

Following are examples describing a $2,000 withdrawal during a term for participation and fixed interest:

Participation interest:

Account balance                                                  $   10,000.00
Interest (interest is credited at the end of the term)                    0.00
Withdrawal of principal                                              (2,000.00)
2% withdrawal penalty                                                   (40.00)
                                                                 ==============
Balance after withdrawal                                         $    7,960.00

You will forfeit any accrued interest on the withdrawal amount.

Fixed interest:

Account balance                                                 $   10,000.00
Interest credited to date                                              100.00
Withdrawal of credited interest                                       (100.00)
Withdrawal of principal                                             (1,900.00)
2% withdrawal penalty (on $1,900 principal withdrawn)                  (38.00)
                                                                ==============
Balance after withdrawal                                        $    8,062.00

Other full and partial withdrawal policies:

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

o We will charge a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $2,000. If the balance would be less than $2,000, we will deduct the fee from the proceeds of the withdrawal.

o We may deduct a service fee from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization.

Taxes on your earnings

Participation and minimum interest on your certificate is taxable when credited to your account. Fixed and interim interest are fully taxable as earned. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Revised proposed regulations: The IRS has issued revised proposed regulations governing the tax treatment of debt instruments which provide for variable rates of interest. This includes interest based on the price of property that is actively traded or on an index of the prices of such property. Under these revised proposed regulations, the Stock Market Certificate is likely to constitute a debt instrument that would be treated as a variable rate debt instrument (VRDI) rather than a contingent debt instrument (CDI). If the Stock Market Certificate constitutes a VRDI, then the income earned on the certificate will be treated as original issue discount and reported when credited to the owner's account. If the certificate is not treated as a VRDI, but rather is treated as a CDI, then the owner may have taxable income to report, even though the account owner has not received any cash distributions. Furthermore, the timing and character of the income may be different from that of a VRDI. IDSC cannot guarantee whether the revised proposed regulations will be adopted as final in this present form or will again be modified. As always, you should consult your tax advisor for information regarding the tax implications of your certificate.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN), which is either your Social Security or Employer Identification number. You must certify your TIN under penalties of perjury on your application when you open an account.

If you don't provide the correct TIN, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

o    a $50 penalty for each failure to supply your correct TIN;

o a civil penalty of $500 if you make a false statement that results in no backup withholding; and

o    criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                               Use the Social Security or Employer Identification
                                                        Number of:
------------------------------------------------------- -----------------------------------------------------

Individual or joint account                             The individual or one of the individuals listed on
                                                        the account
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Custodian account of a minor                            The minor
(Uniform Gifts/Transfers to Minors Act)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

A living trust                                          The grantor-trustee
                                                        (the person who puts the money into the trust)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

An irrevocable trust, pension trust or estate           The legal entity
                                                        (not the personal representative or trustee, unless
                                                        no legal entity is designated in the account title)
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Sole proprietorship                                     The owner
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Partnership                                             The partnership
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Corporate                                               The corporation
------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

Association, club or tax-exempt organization            The organization
------------------------------------------------------- -----------------------------------------------------

For details on TIN requirements, ask your registered representative for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States (nonresident alien), you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate. You must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

It is most likely that interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. However, if the certificate is treated as a contingent debt instrument
(CDI), part of the earned income may be treated as capital gain instead of portfolio interest. Even though your interest income or capital gain is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Trusts: If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

How your money is used and protected

Invested and guaranteed by IDSC

IDSC, a wholly owned subsidiary of AEFC, issues and guarantees the IDS Stock Market Certificate. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $3.8 billion and a net worth in excess of $268 million on Sept. 30, 1998.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o    interest to certificate owners; and

o various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC), and selling agent fees to selling agents.

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Stock Market Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The IDS Stock Market Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Sept. 30, 1998, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $218 million. The law requires us to use amortized cost for these regulatory purposes. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Sept. 30, 1998:

Type of investment                                      Net amount invested

Corporate and other bonds                                        49%
Government agency bonds                                          26
Preferred stocks                                                 16
Mortgages                                                        7
Cash and Cash equivalents                                        2
Municipal bonds                                                  1

As of Sept. 30, 1998 about 89% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our June 30, 1998 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Sept. 30, 1998, IDSC held about 11% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money -
From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that investments in real estate, either directly or through a subsidiary of IDSC, will be less than five percent of IDSC's assets.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10 percent of IDSC's assets.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these securities are available for sale, issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

IDSC files reports on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC). The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, AEFC changed its name from IDS Financial Corporation. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Sept. 30, 1998, AEFC managed investments, including its own, of more than $188 billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285.

American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries).

About Securities America

Securities America Inc. is a wholly owned subsidiary of Financial Dynamics Inc. American Express Financial Corporation acquired Financial Dynamics Inc. in March 1998. Securities America Inc. operates as a fee-based broker dealer. As of November 6, 1998 Securities America Inc. had 1109 registered representatives.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1997, IDSC had issued (in face amount) $165,818,152 of installment certificates and $1,470,915,530 of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $13,493,767,867 of installment certificates and $17,259,360,607 of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o providing investment research;

o making specific investment recommendations; and

o executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                         Percentage of total book value

First $250 million                                            0.750%
Next 250 million                                              0.650
Next 250 million                                              0.550
Next 250 million                                              0.500
Any amount over 1 billion                                     0.107

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                             Percentage of
Year                                  Total fees             included assets
1997                                       $17,232,602       0.50%
1996                                        16,989,093       0.50
1995                                        16,472,458       0.50

Estimated advisory and services fees for 1998 are $9,361,000.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

o 0.70% of the initial investment on the first day of the certificate's term, and

o  0.70% of the certificate's reserve at the beginning of each subsequent term,

for certificates sold through American Express Financial Advisors, but not for certificates sold through Securities America Inc. (SAI), American Express Bank International (AEBI) or Coutts & Co. (USA) International (Coutts) representatives.

Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

o    1.00% of the initial investment on the first day of the certificate's term;
     and

o 1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

American Express Financial Direct is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $30,072,811 during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $27,916,000 during 1998.

See note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved these distribution agreements.

Selling Agent Agreements with AEBI, Coutts and SAI

In turn, under Selling Agent Agreements with American Express Financial Advisors Inc., AEBI, Coutts and SAI receive compensation for their services as Selling Agents for this certificate as follows:

o AEBI receives a fee equal to 1.0% per term of the principal amount of each certificate for which AEBI is the selling agent.

o Coutts receives a fee equal to 0.80% per term of the principal amount of each certificate for which Coutts is the selling agent.

o SAI receives a fee equal to 0.90% per term of the principal amount of each certificate for which SAI is the selling agent.

Coutts is compensated on additional investments made by its clients who are former clients of AEBI. These clients must have continuously owned a certificate since Nov. 10, 1994. Coutts is also compensated on exchanges made by such clients to other certificates only to the extent that a client has the right to make additional investments or exchanges.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate equal to 0.20% per term of the principal amount of each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made quarterly in arrears.

These fees are not assessed to your certificate account.

AEBI and Coutts are Edge Act  corporations  organized  under the  provisions  of
Section 25(a) of the Federal Reserve Act. AEBI is a wholly owned subsidiary of American Express Bank Ltd. (AEBL).

Coutts is an indirect wholly owned subsidiary of National Westminster Bank PLC. As Edge Act corporations, AEBI and Coutts are subject to the provisions of
Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). They are supervised and regulated by the Federal Reserve.

Although AEBI and Coutts are banking entities, the Stock Market Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, by Coutts, by NatWest PLC or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.

Selling agents

This certificate may be sold through other selling agents, under arrangements with American Express Financial Advisors Inc. or AESC, at commissions of up to:

o   1.00% of the initial investment on the first day of the certificate's term;
    and

o   1.00% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

Transfer Agent

Under a Transfer Agency Agreement, American Express Client Service Corporation (AECSC), a wholly-owned subsidiary of AEFC, maintains certificate owner accounts and records. IDSC pays AESC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's sole shareholder, AEFC, elects the board of directors that oversees IDSC's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.

We paid a total of $38,000 during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director, Communications Holdings, Inc. Acting president of Fisk University from 1998 to 1999. Former vice president and group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Paula R. Meyer*
Born in 1954. Director since 1998.
President since 1998.
Vice president - Assured Assets of AEFC since 1998. President of Piper Capital Management (PCM) from 1997 to 1998. Director of Marketing of PCM from 1995 to 1997. Director of Retail Marketing of PCM from 1993 to 1995.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Paula R. Meyer
Born in 1954. President since 1998.

Jeffrey S. Horton
Born in 1961. Vice president and treasurer since December 1997.
Vice president and corporate treasurer of AEFC since December 1997. Controller, American Express Technologies - Financial Services of AEFC from July 1997 to December 1997. Controller, Risk Management Products of AEFC from May 1994 to July 1997. Director of finance and analysis, Corporate Treasury of AEFC from June 1990 to May 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Independent auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(back cover)

Quick telephone reference*

Client Service Organization
Withdrawals, inquiries
National/Minnesota:  800-437-3133
Mpls./St. Paul area: 612-671-3800

TTY Service
For the hearing impaired
800-846-4852

Selling Agent
Securities America, Inc.
800-747-6111
Omaha area: 402-399-9111

* You may experience delays when call volumes are high.

IDS Stock Market Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)      Securities Sold

1994       IDS Special Deposits                            $18,013,424,38
1995       IDS Special Deposits                             56,855,953.53
1996       IDS Special Deposits*                            41,064,486.74
1997       American Express Special Deposits               182,788,631.00
1998       American Express Special Deposits                91,416,078.00

*Renamed American Express Special Deposits in April, 1996.

(b)      Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $88,686.14 in 1994, $172,633.41 in 1995, $301,946.44 in 1996,
$592,068.70 in 1997 and $967,791.95 in 1998.

(d)      Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

                  (b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

         2.       Not Applicable.

         3.         (a)  Certificate of Incorporation,  dated December 31,
                         1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                    (b) Certificate of Amendment, dated February 9, l984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                    (c) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective
                         Amendment No. 2 to Registration Statement No. 2-95577, are incorporated herein by reference.

         4.       Not Applicable.

         5. An opinion and consent of counsel as to the legality of the securities being registered will be filed with a subsequent Post-Effective Amendment to Registration Statement No. 2-55252.

         6. through 9. -- None.

         10.      (a)      Investment Advisory and Services Agreement between
                           Registrant and IDS/American Express Inc., dated
                           January 12, 1984, filed electronically as Exhibit
                           10(a) to Post- Effective Amendment No. 2 to
                           Registration Statement No. 2-95577, is incorporated herein by reference.

                  (b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (c) Foreign Deposit Agreement dated November 21, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective
                           Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                  (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

                  (e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

                  (f) Amendment to the Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective
                           Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (g) Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co.
                           (USA) International filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

                  (h) Consulting Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) filed electronically as Exhibit 1(f) to Post-Effective Amendment No. 13 to Registration Statement No.
                           2-95577, is incorporated herein by reference.

                  (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement 2-55252, is incorporated herein by reference.

                  (j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as
                           Exhibit 10(j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

         11. through 23. -- None.

         24.      (a)       Officers' Power of Attorney, dated Sept. 8, 1998
                            filed electronically as Exhibit 24(a) to Post-
                            Effective Amendment No. 22 to Registration Statement
                            No. 33-22503, is incorporated herein by reference.

                 (b) Directors' Power of Attorney, dated Oct. 14, 1998 filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 22 to Registration Statement No. 33-22503 is incorporated herein by reference.

                  25. through 27.   None.

(b) The financial statement schedules for IDS Certificate Company will be filed with a subsequent Post-Effective Amendment 44 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

Item 17. Undertakings.

                  Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly IDS Financial Services Inc.) as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a materialfact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 15th day of January, 1999.

                                      IDS CERTIFICATE COMPANY

                                        By /s/ Paula R. Meyer*
                                               Paula R. Meyer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on 15th day of January, 1999.


Signature                              Capacity

/s/ Paula R. Meyer* **                 President and Director
Paula R. Meyer                          (Principal Executive Officer)

/s/ Jeffrey S. Horton*                 Vice President and Treasurer
Jeffrey S. Horton                       (Principal Financial Officer)

/s/ Jay C. Hatlestad*                  Vice President and Controller
Jay C. Hatlestad                        (Principal Accounting Officer)

/s/ David R. Hubers**                  Director
David R. Hubers

/s/ Charles W. Johnson**               Director
Charles W. Johnson

/s/ Richard W. Kling**                 Chairman of the Board of Directors
Richard W. Kling                       and Director

/s/ Edward Landes**                    Director
Edward Landes

/s/ John V. Luck**                     Director
John V. Luck

/s/ James A. Mitchell**                Director
James A. Mitchell

/s/ Harrison Randolph**                Director
Harrison Randolph

/s/ Gordon H. Ritz**                   Director
Gordon H. Ritz

*Signed  pursuant to Officers'  Power of Attorney dated  September 8, 1998 filed
electronically  as  Exhibit  24(a)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.




----------------------
Bruce A. Kohn


**Signed  pursuant to Directors'  Power of Attorney dated October 14, 1998 filed
electronically  as  Exhibit  24(b)  to   Post-Effective   Amendment  No.  22  to
Registration Statement No. 33-22503, incorporated herein by reference.




-------------------------
Bruce A. Kohn

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 23 TO REGISTRATION STATEMENT No. 2-95577

Cover Page

Explanatory Note

Prospectus

Part II Information

Signatures